Exhibit 2

BAYCOAST BANK

NARRAGANSETT FINANCIAL CORPORATION

PLAN OF HOLDING COMPANY REORGANIZATION

AND

PLAN OF STOCK ISSUANCE

DATED JUNE 8, 2026

BAYCOAST BANK

NARRAGANSETT FINANCIAL CORPORATION

PLAN OF HOLDING COMPANY REORGANIZATION

AND

PLAN OF STOCK ISSUANCE

ARTICLE I.

INTRODUCTION - BUSINESS PURPOSE

The Board of Directors of BayCoast Bank (the “Bank”) and the Board of Trustees of Narragansett Financial Corporation (the “MHC”) have adopted this Plan of Holding Company Reorganization and Plan of Stock Issuance (the “Plan”) pursuant to which the MHC and the Bank propose to form a mid-tier stock holding company pursuant to the laws of the Commonwealth of Massachusetts, the regulations of the Commissioner, the regulations of the FRB and other applicable federal laws and regulations. Following the Reorganization, the MHC and the Bank will be in a structure comprised of the following three entities: (i) the Bank, a Massachusetts-chartered stock savings bank; (ii) a Maryland mid-tier stock holding company (the “Mid-Tier Holding Company”); and (iii) the MHC, a Massachusetts-chartered mutual holding company. The Mid-Tier Holding Company will be a majority-owned subsidiary of the MHC for as long as the MHC remains in existence, and the Bank will be a wholly-owned subsidiary of the Mid-Tier Holding Company. Capitalized terms used but not defined in this Article I shall have the respective meanings set forth in Article II hereof.

The Plan further provides for the minority stock issuance by the Mid-Tier Holding Company, whereby the Mid-Tier Holding Company will offer for sale up to 49.0% of its Common Stock upon the terms and conditions set forth herein to Eligible Account Holders, Supplemental Eligible Account Holders, the Employee Plans established by the Bank or the Mid-Tier Holding Company, and Employees, Officers, directors, trustees and Corporators of the Bank, the Mid-Tier Holding Company and the MHC according to the respective priorities set forth in this Plan. Any shares not subscribed for by the foregoing classes of Persons may be offered for sale to certain members of the public directly by the Mid-Tier Holding Company through a Direct Community Offering, a Syndicated Community Offering and/or through a Firm Commitment Underwritten Offering. Upon completion of the Reorganization, the MHC will continue to own at least a majority of the outstanding common stock of the Mid-Tier Holding Company. Upon completion of the Reorganization, Eligible Account Holders and Supplemental Eligible Account Holders will be granted interests in the liquidation account to be established by the Mid-Tier Holding Company pursuant to Section 10.7 hereof.

In furtherance of the Bank’s commitment to its communities, this Plan provides for the contribution of Common Stock and/or cash, subject to regulatory limitations, to the Foundation as part of the Reorganization. The funding to the Foundation will complement the Bank’s community reinvestment activities in a manner that will allow the Bank’s local communities to share in the growth and profitability of the Mid-Tier Holding Company and the Bank over the long term.

The Plan is subject to the approval of various regulatory agencies. The Plan must also be approved by a majority of the total votes of the Corporators and a majority of the Independent Corporators (who shall constitute not less than 60% of all Corporators) eligible to be cast at the annual meeting or at a special meeting called for such purpose. By approving this Plan, the Corporators will also be approving all steps necessary or incidental to effect the Reorganization and the Stock Issuance, and shall have approved and adopted the Articles of Incorporation and Bylaws of the Mid-Tier Holding Company. In addition, the contribution to the Foundation must be approved by a majority of the total votes of the Corporators and a majority of the Independent Corporators (who shall constitute not less than 60% of all Corporators) eligible to be cast at the annual meeting or at a special meeting called for such purpose.

The primary purposes of the Reorganization and Stock Issuance are to: (1) facilitate the Bank’s ability to repay subordinated debt currently held by the MHC; (2) enhance our capital base; (3) offer our depositors, Employees, Officers, directors, trustees and Corporators an equity ownership interest in the Bank; (4) support our local communities through the establishment and funding of a charitable foundation; and (5) increase our flexibility to structure and finance the expansion of our operations, including potential acquisitions of other financial institutions or branches thereof, or establishing de novo branches. In addition, the Board of Directors and senior management believe that the Stock Issuance will be beneficial to the population within the Bank’s market areas. The Offering will provide local customers and other residents with an opportunity to become indirect equity owners of the Bank, and thereby participate in possible stock price appreciation, which is consistent with the objective of being locally-owned financial institutions serving local financial needs. The Board of Directors and senior management believe that, through local stock ownership, current customers and non-customers who purchase Common Stock will seek to enhance the financial success of the Bank by providing their banking business and increasing referrals to the Bank.

The mutual holding company structure also will allow the MHC or the Mid-Tier Holding Company to borrow funds, on a secured and unsecured basis and/or to issue debt or capital stock to the public or in a private placement. The proceeds of any such borrowings, debt issuance or capital stock issuance may be contributed to the Bank as core capital for regulatory capital purposes. The Bank has not made a determination to borrow funds or issue debt or preferred stock at the present time.

ARTICLE II.

DEFINITIONS

As used in this Plan, the terms set forth below have the following meanings:

2.1. ACTING IN CONCERT. The term “ACTING IN CONCERT” means Persons seeking to combine or pool their voting or other interests in the securities of an issuer for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. When Persons act together for such purpose, their group is deemed to have acquired their stock. The determination of whether a group is Acting in Concert shall be made solely by the Board of Directors of the Bank or the Board of Directors of the Mid-Tier Holding Company (such Boards of Directors, being referred to herein as the “Board or Board(s)”), or the Officers as delegated by either such board and may be based on any evidence upon which such Board(s) or such delegate(s) chooses to rely, including, without limitation, joint account relationships or that such Persons have filed joint Schedules 13D with the SEC with respect to other companies; provided, however, that the determination of whether a group is Acting in Concert remains subject to review by the Division. Persons having the same address, whether or not related, will be deemed to be Acting in Concert unless otherwise determined by the Board(s) or such delegate(s). Trustees of the MHC, directors of the Mid-Tier Holding Company or directors of the Bank shall not be deemed to be Acting in Concert solely as a result of their membership on any such board or boards.

2.2. AFFILIATE. An “AFFILIATE” of, or a Person “AFFILIATED” with, a specified Person, is a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Person specified.

2.3. APPLICATION. The application, including a copy of this Plan, submitted by the Bank and/or Mid-Tier Holding Company to the Commissioner for approval of the Reorganization and Stock Issuance.

2.4. ASSOCIATE. The term “ASSOCIATE,” when used to indicate a relationship with any Person, means: (i) any corporation or organization (other than the Bank, the Mid-Tier Holding Company, the MHC or a majority-owned subsidiary of any thereof) of which such Person is an Officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; (iii) any relative or spouse of such Person or any relative of such spouse, who has the same home as such Person or who is a trustee, director or Officer of the Bank, the Mid-Tier Holding Company or the MHC and (iv) any Person Acting in Concert with any of the Persons or entities specified in clauses (i) through (iii), above; provided, however, that (A) any Tax-Qualified Employee Plan shall not be deemed to be an Associate of any director or Officer of the Bank for the purposes of Section 9.4 hereof, and (B) any Tax-Qualified or Nontax-Qualified Employee Plan shall not be deemed to be an Associate of any trustee, director or Officer of the MHC, the Mid-Tier Holding Company or the Bank for any other purpose to the extent provided in this Plan. When used to refer to a

Person other than a director or trustee or Officer of the Bank, the Mid-Tier Holding Company or the MHC, the Mid-Tier Holding Company may determine in its sole discretion the Persons that are Associates of other Persons; provided, however, that the determination of whether Persons are Associates remains subject to review by the Division. Trustees of the MHC and directors of the Bank and Mid-Tier Holding Company shall not be deemed to be Associates solely as a result of their membership on such board or boards.

2.5. BANK. BayCoast Bank, a Massachusetts-chartered stock savings bank.

2.6. BANK REGULATORS. The Commissioner, the FDIC, the FRB and other bank regulatory agencies, if any, responsible for reviewing and approving this Plan and the Stock Issuance.

2.7. BENEFICIARY. A Person who controls or directs the investment authority with respect to an Eligible Deposit Account or subaccount maintained by a tax-qualified plan as trustee for or for the benefit of the Person.

2.8. BROKER-DEALER. The term “Broker-Dealer” means any Person who engages directly or indirectly as agent, broker, or principal in the business of offering, buying, selling or otherwise dealing or trading in securities issued by another Person.

2.9. COMMISSIONER. The Commissioner of Banks of the Commonwealth of Massachusetts.

2.10. COMMON STOCK. The common stock, par value $0.01 per share, authorized to be issued from time to time by the Mid-Tier Holding Company.

2.11. COMMUNITY OFFERING. A Direct Community Offering and/or a Syndicated Community Offering.

2.12. CONTROL (INCLUDING THE TERMS “CONTROLLING,” “CONTROLLED BY” AND “UNDER COMMON CONTROL WITH”). The possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

2.13. CORPORATOR. A Corporator of the MHC.

2.14. CORPORATOR MEETING. The Annual or Special Meeting of Corporators called for the purpose of voting on this Plan.

2.15. DEPOSIT ACCOUNT. Any withdrawable deposit account offered by the Bank including, without limitation, savings accounts, NOW account deposits, certificates of deposit, demand deposits, Keogh Plans, SEPs and IRA accounts for which the Bank acts as custodian or trustee, and such other types of deposit accounts as may then have been authorized by Massachusetts or federal law and regulations, but not including repurchase agreements, savings bank life insurance policies or certain escrow accounts.

2.16. DIRECT COMMUNITY OFFERING. The offering of Common Stock for sale directly by the Mid-Tier Holding Company as provided in Section 8.6 of this Plan, (i) with preference given to natural persons residing in the Local Community, including trusts of natural persons, and then (ii) to the public at large. The Direct Community Offering may be conducted simultaneously with the Subscription Offering.

2.17. DIVISION. The Division of Banks of the Commonwealth of Massachusetts.

2.18. EFFECTIVE DATE. The date upon which all necessary approvals have been obtained to consummate the Reorganization, and the transfer of the common stock of the Bank to the Mid-Tier Holding Company is completed.

2.19. ELIGIBLE ACCOUNT HOLDER. Any Person holding a Qualifying Deposit on the Eligibility Record Date.

2.20. ELIGIBILITY RECORD DATE. May 31, 2025, the date for determining who qualifies as an Eligible Account Holder.

2.21. EMPLOYEE. All natural persons who are employed by the Bank, the Mid-Tier Holding Company or the MHC. The term “Employee” does not include a trustee, director or Officer.

2.22. EMPLOYEE PLAN. Any Tax-Qualified Employee Plan or Nontax-Qualified Employee Plan.

2.23. ESOP. The employee stock ownership plan to be established by the Bank.

2.24. ESTIMATED VALUATION RANGE. The dollar range of the proposed Offering, as determined by the Independent Appraiser before the Offering and as it may be amended from time to time thereafter. The Estimated Valuation Range may vary within 15% above or 15% below the midpoint of such range, with a possible adjustment by up to 15% above the Range Maximum.

2.25. EXCHANGE ACT. The Securities Exchange Act of 1934, as amended.

2.26. FDIC. The Federal Deposit Insurance Corporation.

2.27. FIRM COMMITMENT UNDERWRITTEN OFFERING. The offering of Common Stock, at the sole discretion of the Mid-Tier Holding Company, not subscribed for in the Subscription Offering and any Direct Community Offering, to members of the general public through one or more underwriters. A Firm Commitment Underwritten Offering would commence following the Subscription Offering and the Direct Community Offering, if any.

2.28. FOUNDATION. Any new or existing charitable foundation qualified as an exempt organization under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, and that will receive Common Stock and/or cash in connection with the Stock Issuance.

2.29. FRB. The Board of Governors of the Federal Reserve System.

2.30. FRB APPLICATION. The application, including a copy of this Plan, submitted by the Mid-Tier Holding Company and MHC to the FRB for approval of the Reorganization and the Stock Issuance.

2.31. GROUP MAXIMUM PURCHASE LIMIT. The limitation on the purchase of shares of Common Stock established by Section 9.3, as such limit may be increased pursuant to said Section 9.3.

2.32. INDEPENDENT APPRAISER. The appraiser retained by the Mid-Tier Holding Company to prepare an appraisal of the pro forma market value of the Common Stock.

2.33. INDEPENDENT CORPORATOR. A Corporator who is not an Employee, Officer or trustee of the MHC or an Employee, Officer, director or “significant borrower” of the Bank, as determined by the Commissioner.

2.34. INDEPENDENT VALUATION. The estimated pro forma market value of the Common Stock as determined by the Independent Appraiser.

2.35. INDIVIDUAL MAXIMUM PURCHASE LIMIT. The limitation on the purchase of shares of Common Stock established by Section 9.2, as such limit may be increased pursuant to said Section 9.2.

2.36. INFORMATION STATEMENT. The information statement required to be sent to the Corporators in connection with the Corporator Meeting.

2.37. INSIDER. An Officer, trustee, director or Corporator of the Bank, the Mid-Tier Holding Company or the MHC.

2.38. LIQUIDATION ACCOUNT. The liquidation account established pursuant to Section 10.7 of this Plan.

2.39. LOCAL COMMUNITY. The Massachusetts cities and towns of Acushnet, Attleboro, Avon, Bellingham, Berkley, Braintree, Brookline, Canton, Cohasset, Dartmouth, Dedham, Dighton, Dover, Easton, Fairhaven, Fall River, Foxborough, Franklin, Freetown, Holbrook, Mansfield, Medfield, Medway, Millis, Milton, Needham, New Bedford, Norfolk, North Attleboro, Norton, Norwood, Plainville, Quincy, Randolph, Raynham, Rehoboth, Seekonk, Sharon, Somerset, Stoughton, Swansea, Taunton, Walpole, Wellesley, Westport, Westwood, Weymouth and Wrentham, and the Rhode Island cities and towns of Barrington, Bristol, Burrillville, Central Falls, Cranston, Cumberland, East Providence, Foster, Glocester, Jamestown, Johnston, Lincoln, Little Compton, Middletown, Newport, North Providence, North Smithfield, Pawtucket, Portsmouth, Providence, Scituate, Smithfield, Tiverton, Warren and Woonsocket.

2.40. MARKETING AGENT. The Broker-Dealer responsible for organizing and managing the Offering and assisting with the sale of the Common Stock.

2.41. MARKET MAKER. A Broker-Dealer who, with respect to a particular security, (A) (x) regularly publishes bona fide competitive bids and offers quotations in a recognized inter-dealer quotation system or (y) furnishes bona fide competitive bids and offers quotations on request, and (B) is ready, willing and able to effect transactions in reasonable quantities at the Broker-Dealer’s quoted prices with other brokers or dealers.

2.42. MHC. Narragansett Financial Corporation, a Massachusetts-chartered mutual holding company.

2.43. MID-TIER HOLDING COMPANY. The Maryland corporation that will serve as the direct holding company for the Bank and that will be formed in the Reorganization.

2.44. NONTAX-QUALIFIED EMPLOYEE PLAN. Any defined benefit plan or defined contribution plan of the Bank, the Mid-Tier Holding Company, the MHC or any of their respective Affiliates that is not qualified under Section 401 of the Internal Revenue Code of 1986, as amended.

2.45. OFFERING. The Subscription Offering, the Direct Community Offering and the Syndicated Community Offering and/or the Firm Commitment Underwritten Offering.

2.46. OFFICER. The Chairman of the Board, the Chief Executive Officer, the President, any officer of the level of vice president or above, the Secretary, Clerk and the Treasurer of the Bank, the Mid-Tier Holding Company or MHC, as the case may be.

2.47. PERSON. An individual, a corporation, a partnership, an association, a joint-stock company, a trust, any unincorporated organization or similar association, a government or political subdivision or a group Acting in Concert.

2.48. PLAN. This Plan of Holding Company Reorganization and Plan of Stock Issuance, as it exists on the date hereof and as it may hereafter be amended in accordance with its terms.

2.49. PLAN PARTICIPANT. Any individual participant in a Tax-Qualified Employee Plan.

2.50. QUALIFYING DEPOSIT. The aggregate balances of all Deposit Accounts of an Eligible Account Holder as of the close of business on the Eligibility Record Date or of a Supplemental Eligible Account Holder as of the close of business on the Supplemental Eligibility Record Date, as the case may be, provided that, in either case, such aggregate balance is not less than $50.

2.51. RANGE MAXIMUM. The valuation which is 15% above the midpoint of the Estimated Valuation Range.

2.52. RANGE MINIMUM. The valuation which is 15% below the midpoint of the Estimated Valuation Range.

2.53. REORGANIZATION. The reorganization of the Bank as a subsidiary of the Mid-Tier Holding Company pursuant to this Plan.

2.54. REGULATIONS. The regulations of the Division, the FDIC, SEC and the FRB regarding mutual holding company reorganizations and issuances of stock by subsidiaries of mutual holding companies.

2.55. SEC. The Securities and Exchange Commission.

2.56. STOCKHOLDER. Any holder of stock of the Mid-Tier Holding Company following the Stock Issuance.

2.57. STOCK ISSUANCE. The sale of shares of Common Stock in the Offering, the issuance of shares of Common Stock to the MHC and the issuance of shares of Common Stock to the Foundation.

2.58. SUBSCRIPTION OFFERING. The offering of Common Stock to Persons holding non-transferrable subscription rights pursuant to this Plan.

2.59. SUBSCRIPTION PRICE. The price per share, as provided in Section 6.2 of this Plan, at which the Common Stock will be sold in the Offering.

2.60. SUBSIDIARY. A company that is controlled by another company, either directly or indirectly through one or more intermediaries.

2.61. SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDER. Any Person (other than Insiders and their respective Associates) holding a Qualifying Deposit on the Supplemental Eligibility Record Date.

2.62. SUPPLEMENTAL ELIGIBILITY RECORD DATE. If the Eligibility Record Date is more than 15 months prior to the date of the latest amendment to the Application filed prior to approval of the Application by the Commissioner, a Supplemental Eligibility Record Date shall be established for determining who qualifies as a Supplemental Eligible Account Holder. If required, the Supplemental Eligibility Record Date shall be June 1, 2026.

2.63. SYNDICATED COMMUNITY OFFERING. At the discretion of the Mid-Tier Holding Company, the offering of Common Stock through a syndicate of broker-dealers following or contemporaneously with the Direct Community Offering.

2.64. TAX-QUALIFIED EMPLOYEE PLAN. Any defined benefit plan or defined contribution plan (including the ESOP, any stock bonus plan, profit-sharing plan, 401(k) plan or other plan) of the Bank, the Mid-Tier Holding Company, the MHC or any of their respective Affiliates, which, with its related trusts, meets the requirements to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended.

ARTICLE III.

THE REORGANIZATION

3.1. ORGANIZATION OF THE MID-TIER HOLDING COMPANY. As part of the Reorganization, the MHC will establish the Mid-Tier Holding Company as a Maryland, or other state, corporation. The Reorganization will be effected as follows, or in any other manner approved by the Commissioner that is consistent with the purposes of this Plan and applicable laws and regulations:

(i)	The MHC will organize the Mid-Tier Holding Company as a separate wholly-owned subsidiary of the MHC;

(ii)

The MHC will contribute all of the shares of common stock of the Bank to the Mid-Tier Holding Company, which will result in the Holding Company owning 100% of the common stock of the Bank. On the Effective Date, the Bank will be the wholly-owned subsidiary of the Mid-Tier Holding Company, and the Mid-Tier Holding Company will be a majority owned subsidiary of the MHC; and

(iii)	The Mid-Tier Holding Company will offer to sell up to 49.0% of its Common Stock in the Offering.

The Mid-Tier Holding Company expects to retain up to 50% of the net proceeds of the Offering. The Bank may distribute additional capital to the Mid-Tier Holding Company following the Reorganization, subject to applicable FDIC regulations and/or Massachusetts law and regulations governing capital distributions.

3.2. OPERATION OF THE MID-TIER HOLDING COMPANY. The Mid-Tier Holding Company will be incorporated as a Maryland corporation and will be authorized to exercise any and all powers, rights and privileges, and will be subject to all limitations applicable to bank holding companies under applicable Federal and state laws and regulations. The initial members of the Board of Directors of the Mid-Tier Holding Company will be members of the existing Board of Directors of the Bank. Thereafter, the voting stockholders of the Mid-Tier Holding Company will elect annually approximately one-third of the Mid-Tier Holding Company’s directors. Copies of the Articles of Incorporation and Bylaws of the Mid-Tier Holding Company are attached as Exhibits A and B, respectively, and are made part of this Plan.

The Mid-Tier Holding Company will have the power to issue shares of capital stock to persons other than the MHC of up to 49.0% in the aggregate of the total outstanding Common Stock of the Mid-Tier Holding Company, and the Mid-Tier Holding Company intends to offer for sale up to 49.0% of its Common Stock in the Offering.

3.3 LIQUIDATION RIGHTS. Following the Reorganization, each depositor who had liquidation rights with respect to the MHC as of the date of the Reorganization will continue to have such rights with respect to the MHC for as long as such depositor remains a depositor of the Bank. In addition, all persons who become depositors of the Bank subsequent to the Reorganization also will have liquidation rights with respect to the MHC. In each case, no person who ceases to be the holder of a Deposit Account with the Bank shall have any liquidation rights with respect to the MHC. The MHC shall liquidate under M.G.L. c.167H, Section 2 upon the sale or acquisition of the Mid-Tier Holding Company or the Bank to a bank holding company or savings and loan holding company that is not a mutual holding company, or upon the sale of the Bank to a banking or thrift institution that is not a subsidiary of a mutual holding company.

ARTICLE IV.

GENERAL PROCEDURE FOR REORGANIZATION

4.1. PRECONDITIONS TO REORGANIZATION. The Reorganization is expressly conditioned upon prior occurrence of the following:

4.1.1 Approval of this Plan by the affirmative vote of a majority of the total votes of the Corporators and a majority of the Independent Corporators (who shall constitute not less than 60% of all Corporators) eligible to be cast at the Corporator Meeting in accordance with the Regulations.

4.1.2 Approval by the Commissioner of the Application.

4.1.3 Approval by the FRB of the FRB Application.

4.1.4 Approval by such other state and federal regulatory authorities as may be required to effect consummation of the Reorganization.

4.1.5 The receipt of private letter rulings from the Internal Revenue Service and the Massachusetts Department of Revenue or opinions of its counsel as to the federal income tax consequences of the Reorganization and of its tax accountants as to the Massachusetts income tax consequences of the Reorganization, in either case substantially to the effect that the Reorganization will not result in a taxable reorganization of the MHC, the Mid-Tier Holding Company or the Bank under the Internal Revenue Code of 1986, as amended.

4.2. SUBMISSION OF PLAN TO COMMISSIONER AND FRB. The Plan will be submitted to the Commissioner as part of the Application and to the FRB as part of the FRB Application, together with a copy of the proposed Information Statement and all other material required by the Regulations, for approval or non-objection by the Commissioner and the FRB. Upon a determination by the Commissioner that the Application is complete, the Bank will publish and post public announcements and notices of the Application as required by the Commissioner and the Regulations. The Stock Issuance will be conducted in compliance with the forms required by the Commissioner and the FRB.

4.3. MEETING OF CORPORATORS TO APPROVE THE PLAN. Following approval of this Plan by the Commissioner, the Corporator Meeting shall be scheduled in accordance with the Bylaws of the MHC, and this Plan and any additional information required pursuant to the Regulations, will be submitted to the Corporators for their consideration and approval at the Corporator Meeting. The MHC will mail to its Corporators a copy of the Information Statement not less than seven (7) days before the Corporator Meeting.

4.4. THE MID-TIER HOLDING COMPANY. The Board of Directors of the Mid-Tier Holding Company will take all necessary steps to complete the Stock Issuance, including the timely filing of all necessary applications to appropriate regulatory authorities and the filing of a registration statement to register the sale of the Common Stock with the SEC.

4.5. OFFER AND SALE OF COMMON STOCK.

4.5.1 If the Corporators approve this Plan, and upon receipt of all required regulatory approvals, the Common Stock will be offered for sale in a Subscription Offering simultaneously to Eligible Account Holders, Supplemental Eligible Account Holders, any Tax-Qualified Employee Plan, and Employees, officers, directors, trustees and Corporators in the manner set forth in Article VIII hereof. The Subscription Offering period will run for no less than twenty (20) but no more than forty-five (45) days from the date of distribution of the Subscription Offering materials, unless extended by the Mid-Tier Holding Company with the approval of the Commissioner and the FRB, if required. If feasible, any Common Stock remaining after the Subscription Offering may then be sold to the general public through a Direct Community Offering as provided in Article VIII hereof, which may be held either subsequent to or concurrently with the Subscription Offering.

4.5.2 If feasible, shares of Common Stock remaining unsold after completion of the Subscription Offering and any Direct Community Offering may, in the sole discretion of the Mid-Tier Holding Company, be sold in a Syndicated Community Offering (which may commence following or contemporaneously with the Direct Community Offering) or a Firm Commitment Underwritten Offering, or in any manner receiving the required approval of the Bank Regulators and other applicable regulatory agencies that will achieve a widespread distribution of the Common Stock. The issuance of Common Stock in the Subscription Offering and any Direct Community Offering will be consummated simultaneously on the date the sale of Common Stock is consummated in any Syndicated Community Offering or Firm Commitment Underwritten Offering, and only if the required minimum number of shares of Common Stock has been issued. The sale of all shares of Common Stock to be sold pursuant to this Plan must be completed within forty-five (45) days after the last day of the Subscription Offering period, subject to the extension of such forty-five (45) day period by the Mid-Tier Holding Company with the approval of the Commissioner and the FRB, if required. The Mid-Tier Holding Company may seek one or more extensions of such forty-five (45) day period if necessary to complete the sale of shares of Common Stock. If sufficient shares of Common Stock are sold in the Subscription Offering and any Direct Community Offering, there will be no Syndicated Community Offering or Firm Commitment Underwritten Offering and the Stock Issuance will be consummated upon completion of the Subscription Offering or the Direct Community Offering, as the case may be.

ARTICLE V.

ESTABLISHMENT AND FUNDING OF CHARITABLE FOUNDATION

5.1. ESTABLISHMENT OF AND CONTRIBUTION TO THE FOUNDATION. As part of the Reorganization, the Mid-Tier Holding Company and the Bank intend to establish the Foundation, which will qualify as an exempt organization under Section 501(c)(3) of the Internal Revenue Code, and to donate to the Foundation cash and/or shares of Common Stock, (i) up to 2% of the number of shares of Common Stock to be outstanding upon completion of the Reorganization, and/or (ii) cash, provided that the total contribution to the Foundation does not exceed 8% of the gross proceeds from the sale of Common Stock in the Offering. The Foundation will distribute grants to assist charitable organizations or to fund projects within the Bank’s local communities now and in the future of not less than 5% of the average fair value of the Foundation’s assets each year, less certain expenses. In order to serve the purposes for which it was formed and maintain its Section 501(c)(3) qualification, the Foundation may sell, on an annual basis, a limited portion of the Common Stock contributed to it by the Mid-Tier Holding Company. The completion of the Reorganization and the Offering is not conditioned on approval of the contribution to the Foundation.

5.2. PURPOSES OF THE FOUNDATION. The Foundation will complement the Bank’s community reinvestment activities and share with the Bank’s communities a part of the Bank’s financial success as locally headquartered, community-minded, financial services institutions. The funding of the Foundation furthers this goal as it enables the communities to share in the success of the Offering. The Foundation will be dedicated to the promotion of charitable purposes within the Bank’s communities now and in the future.

5.3. OPERATIONS OF THE FOUNDATION. The Foundation will operate in accordance with any conditions imposed by the Bank Regulators. The board of directors of the Foundation will include persons who are Officers or directors of the Mid-Tier Holding Company or the Bank. For at least five (5) years after the organization of the Mid-Tier Holding Company, except for temporary periods resulting from death, resignation, removal or disqualification, at least (i) one director of the Foundation will be an independent director who is unaffiliated with the Bank or the Mid-Tier Holding Company, who is from the Bank’s local community and who has experience with local community charitable organizations and grant making, and (ii) at least one director will be a person who is also a member of the Board of Directors of the Bank.

ARTICLE VI.

SHARES TO BE OFFERED

6.1. COMMON STOCK. The Common Stock to be issued in the Reorganization shall be fully paid and nonassessable. The total number of shares of Common Stock authorized under the Mid-Tier Holding Company’s Charter will exceed the number of shares of Common Stock to be issued in the Reorganization. COMMON STOCK WILL NOT BE COVERED BY DEPOSIT INSURANCE.

6.2. INDEPENDENT VALUATION, PURCHASE PRICE AND NUMBER OF SHARES.

6.2.1 INDEPENDENT VALUATION. The Independent Appraiser shall be employed by the Bank to provide it with an Independent Valuation as required by the Regulations, which value shall be included in the prospectus (as described in Section 7.1 of this Plan) filed with the Commissioner, the FRB and the SEC. The directors of the Bank shall thoroughly review and analyze the methodology and fairness of the Independent Valuation. The Independent Valuation will be made by a written report to the Bank, contain the factors upon which the Independent Valuation was made and conform to procedures adopted by the Commissioner and the FRB. The Independent Valuation provided by the Independent Appraiser to the Bank before the commencement of the Subscription Offering will contain an Estimated Valuation Range of the Common Stock to be sold in the Offering, which range shall be based on the anticipated pro forma market value of the Common Stock. Such Estimated Valuation Range will establish a midpoint and will vary within 15% above (the “Range Maximum”) to 15% below (the “Range Minimum”) such midpoint. The Independent Appraiser shall also present to the Bank at the close of the Subscription Offering an updated valuation of the pro forma market value of the Common Stock.

6.2.2 SUBSCRIPTION PRICE. All shares sold in the Offering will be sold at a uniform price per share (the “Subscription Price”), which is expected to be determined before the commencement of the Offering. In the absence of such a determination, the Subscription Price shall be $10.00 per share. If there is a Syndicated Community Offering or Firm Commitment Underwritten Offering, the price per share at which the Common Stock is sold in such Syndicated Community Offering or Firm Commitment Underwritten Offering shall be equal to the per share purchase price of the shares sold in the Subscription Offering and the Direct Community Offering. The aggregate value for all shares of Common Stock issued in the Offering valued for such purpose at the Subscription Price will be within the Estimated Valuation Range, as determined for such purpose by the Independent Appraiser.

6.2.3 NUMBER OF SHARES. The total number of shares (and a range thereof) of Common Stock to be issued and offered for sale will be determined by the Mid-Tier Holding Company immediately before the commencement of the Subscription Offering based on the Independent Valuation, the Estimated Valuation Range and the Subscription Price. The Independent Valuation, and such number of shares, shall be subject to adjustment thereafter if necessitated by market or financial conditions, with the approval of the Commissioner and the FRB, if necessary. The total number of shares may be increased by up to 15% above the Range Maximum if the Independent Valuation is increased subsequent to the commencement of the Subscription Offering to reflect changes in market and financial conditions.

6.2.4 INCREASE OR DECREASE IN NUMBER OF SHARES. The number of shares of Common Stock to be sold in the Offering may be increased or decreased by the Mid-Tier Holding Company, subject to the following provisions. If the aggregate purchase price of the number of shares of Common Stock ordered is below the minimum of the Estimated Valuation Range, or materially above the Range Maximum, resolicitation of purchasers may be required; provided, however, that a resolicitation will not be required if the number of shares increases by up to 15% above the Range Maximum. Any such resolicitation shall be effected in such manner and within such time as the Mid-Tier Holding Company shall establish, with the approval of the Commissioner and the FRB, if required.

6.2.5 CONFIRMATION OF VALUATION. Notwithstanding the foregoing, no sale of Common Stock may be consummated unless, before such consummation, the Independent Appraiser confirms to the Mid-Tier Holding Company and to the Commissioner and to the FRB, if required, that, to the best knowledge of the Independent Appraiser, nothing of a material nature has occurred that, taking into account all relevant factors, would cause the Independent Appraiser to conclude that the aggregate value of all shares of Common Stock ordered, at the Subscription Price, is incompatible with its estimate of the aggregate consolidated pro forma market value of the Common Stock. An increase in the aggregate value of the Common Stock by up to 15% above the Range Maximum would not be deemed to be material. If such confirmation is not received, the Mid-Tier Holding Company may cancel the Offering, resolicit and extend the Offering, establish a new Subscription Price and/or Estimated Valuation Range, hold a new Offering or take such other action as the Commissioner and the FRB may permit.

ARTICLE VII.

SUBSCRIPTION RIGHTS AND ORDERS FOR COMMON STOCK

7.1. DISTRIBUTION OF PROSPECTUS. The Offering shall be conducted in compliance with the Regulations and applicable SEC regulations. As soon as practicable after the prospectus prepared by the Mid-Tier Holding Company has been declared effective and/or approved for use by the Commissioner, the FRB, if required, and the SEC, copies of the prospectus and order forms will be distributed to all Eligible Account Holders, to all Supplemental Eligible Account Holders, to any Tax-Qualified Employee Plan and to Employees, Officers, directors, trustees and Corporators at their last known addresses appearing on the records of the Bank to allow for the subscription of shares of Common Stock in the Subscription Offering and will be made available (if and when a Community Offering is held) for use by Persons in the Community Offering.

7.2. ORDER FORMS. Each order form will be preceded or accompanied by the prospectus describing the Mid-Tier Holding Company, the Bank, the Common Stock and the Offering. Each order form will contain, among other things, the following:

7.2.1 A specified date by which all order forms must be received by the Mid-Tier Holding Company, which date shall be not less than twenty (20) nor more than forty-five (45) days following the date on which the order forms are mailed by the Mid-Tier Holding Company, and which date will constitute the expiration of the Subscription Offering, unless extended;

7.2.2 The Subscription Price per share for the shares of Common Stock to be sold in the Offering;

7.2.3 A description of the minimum and maximum number of shares of Common Stock that may be subscribed for pursuant to the exercise of subscription rights or otherwise purchased in the Offering;

7.2.4 Instructions as to how the recipient of the order form is to indicate thereon the number of shares of Common Stock for which such Person elects to subscribe and the available alternative methods of payment therefor;

7.2.5 An acknowledgment that the recipient of the order form has received a copy of the prospectus before execution of the order form;

7.2.6 A statement indicating the consequences of failing to properly complete and return the order form, including a statement to the effect that all subscription rights are nontransferable, will be void at the end of the Subscription Offering, and can only be exercised by delivering to the Mid-Tier Holding Company within the Subscription Offering period such properly completed and executed order form, together with a check, bank draft or money order in the full amount of the purchase price as specified in the order form for the shares of Common Stock for which the recipient elects to subscribe in the Subscription Offering (or by authorizing on the order form that the Bank withdraw said amount from a Deposit Account at the Bank maintained by such Person, but only if the Bank elects to permit such withdrawals from the type of such Deposit Account); and

7.2.7 A statement to the effect that the executed order form, once received by the Mid-Tier Holding Company, may not be modified or amended by the subscriber without the consent of the Mid-Tier Holding Company.

7.3. UNDELIVERED, DEFECTIVE OR LATE ORDER FORM; INSUFFICIENT PAYMENT. If order forms (a) are not delivered for any reason or are returned undelivered to the Mid-Tier Holding Company by the United States Postal Service, (b) are not received by the Mid-Tier Holding Company or are received by the Mid-Tier Holding Company after the expiration date specified thereon, (c) are defectively filled out or executed, (d) are not accompanied by the full required payment for the shares of Common Stock subscribed for (including cases in which Deposit Accounts from which withdrawals are authorized are insufficient to cover the amount of the required payment), or (e) are not mailed pursuant to a “no mail” order placed in effect by the account holder, the subscription rights of the Person to whom such rights have been granted will lapse as though such Person failed to return the contemplated order form within the time period specified thereon; provided, however, that the Mid-Tier Holding Company may, but will not be required to, waive any immaterial irregularity on any order form or permit the submission of corrected order forms or the remittance of full payment for subscribed shares by such date as the Mid-Tier Holding Company may specify. All interpretations by the Bank and/or the Mid-Tier Holding Company, as applicable, of terms and conditions of this Plan and of the order forms will be final. The Mid-Tier Holding Company reserves the right in its sole discretion to accept or reject orders received on photocopied or faxed order forms.

7.4. PAYMENT FOR COMMON STOCK.

7.4.1 All payments for Common Stock subscribed for or ordered in the Offering must be delivered in full to the Mid-Tier Holding Company, together with a properly completed and executed order form, except in the case of the Syndicated Community Offering or Firm Commitment Underwritten Offering, on or before the expiration date specified on the order form, unless such date is extended by the Mid-Tier Holding Company; provided, however, that if any Employee Plan subscribes for shares during the Subscription Offering, such plans will not be required to pay for the shares at the time they subscribe but rather may pay for such shares of Common Stock subscribed for by such plans at the Subscription Price upon consummation of the Offering; provided, further, that, in the case of the

ESOP there is in force from the time of its subscription until the consummation of the Offering, a loan commitment to lend to the ESOP, at such time, the aggregated Subscription Price of the shares of Common Stock for which it subscribed. The Mid-Tier Holding Company or the Bank may make scheduled discretionary contributions to an Employee Plan provided such contributions from the Bank, if any, do not cause the Bank to fail to meet its regulatory capital requirement. Payment for Common Stock may also be made by a participant in an Employee Plan causing funds held for such participant’s benefit by an Employee Plan to be paid for such purchase to the extent that such plan allows participants or any related trust established for the benefit of such participants to direct that some or all of their individual accounts or sub-accounts be invested in Common Stock.

7.4.2 Payment for Common Stock shall be made either by cash, check, bank draft or money order, or if a purchaser has a Deposit Account in the Bank (and if the Bank has elected to permit such withdrawals from the type of Deposit Account maintained by such Person), such purchaser may pay for the shares subscribed for by authorizing the Bank to make a withdrawal from the purchaser’s Deposit Account at the Bank in an amount equal to the aggregate purchase price of such shares. Wire transfers may be accepted at the sole discretion of the Mid-Tier Holding Company. Any authorized withdrawal, whether from a savings, passbook or certificate account, shall be without penalty as to premature withdrawal. If the authorized withdrawal is from a certificate account, and the remaining balance does not meet the applicable minimum balance requirements, the certificate shall be canceled at the time of withdrawal, without penalty, and the remaining balance will earn interest at the passbook savings rate. Funds for which a withdrawal is authorized will remain in the purchaser’s Deposit Account but may not be used by the purchaser pending consummation of the Offering or expiration of the 45-day period (or such longer period as may be approved by the Commissioner and the FRB, if required) following termination of the Subscription Offering, whichever occurs first. After consummation of the Offering, the withdrawal will be given effect only to the extent necessary to satisfy the subscription (to the extent it can be filled) at the Subscription Price. Interest will continue to be earned on any amounts authorized for withdrawal until such withdrawal is given effect. Interest on checks and money orders will be paid at the passbook savings rate of the Bank. Such interest will be paid from the date payment is received by the Mid-Tier Holding Company until consummation or termination of the Offering. If for any reason the Offering is not consummated, all payments made by subscribers in the Offering will be refunded to them with interest. In case of amounts authorized for withdrawal from Deposit Accounts, refunds will be made by canceling the authorization for withdrawal.

ARTICLE VIII.

STOCK PURCHASE PRIORITIES

8.1. PRIORITIES FOR OFFERING. All purchase priorities established by this Article VIII shall be subject to the purchase limitations set forth in, and shall be subject to adjustment as provided in, Article IX of this Plan. In addition to the priorities set forth in this Article VIII, the Bank may establish other priorities for the purchase of Common Stock, subject to the approval of the Commissioner and the FRB, if required. The priorities for the purchase of shares in the Offering are set forth in the following Sections.

8.2. CERTAIN DETERMINATIONS. All interpretations or determinations of whether prospective purchasers are “Residents,” “Associates,” or “Acting in Concert” and any other interpretations of any and all other provisions of this Plan shall be made by and at the sole discretion of the Bank or the Mid-Tier Holding Company, as applicable, and may be based on whatever evidence the Bank or the Mid-Tier Holding Company may choose to use in making any such determination; provided, however, that the determination of whether Persons are Associates or a group is Acting in Concert remains subject to review by the Division. Such determination shall be conclusive, final and binding on all Persons and the Bank and the Mid-Tier Holding Company may take any remedial action, including without limitation rejecting the purchase or referring the matter to the Commissioner for action, as in its sole discretion the Bank or the Mid-Tier Holding Company may deem appropriate.

8.3. MINIMUM PURCHASE; NO FRACTIONAL SHARES. The minimum purchase by any Person shall be 25 shares (to the extent that shares of Common Stock are available for purchase), provided, however, that the aggregate purchase price for any minimum share purchase shall not exceed $500. No fractional shares will be allocated or issued.

8.4. OVERVIEW OF PRIORITIES. In descending order of priority, the opportunity to purchase Common Stock shall be given in the Subscription Offering to: (1) Eligible Account Holders; (2) Supplemental Eligible Account Holders; (3) Tax-Qualified Employee Plans; and (4) Employees, Officers, directors, trustees and Corporators of the Bank, the Mid-Tier Holding Company and the MHC. Any shares of Common Stock that are not subscribed for in the Subscription Offering at the discretion of the Mid-Tier Holding Company may be offered for sale in a Direct Community Offering and/or a Syndicated Community Offering or a Firm Commitment Underwritten Offering on terms and conditions and procedures satisfactory to the Mid-Tier Holding Company, subject to any approvals required from the Commissioner or the FRB.

8.5. PRIORITIES FOR SUBSCRIPTION OFFERING.

8.5.1 FIRST PRIORITY: ELIGIBLE ACCOUNT HOLDERS. Upon approval of this Plan by the Corporators and the receipt of permission from the Commissioner, the FRB, if required, and the SEC to offer the Common Stock for sale, each Eligible Account Holder shall receive, without payment therefor, nontransferable subscription rights on a first priority basis to subscribe for a number of shares of Common Stock equal to the greater of (x) a number determined by dividing the Individual Maximum Purchase Limit (as such term is defined in Section 9.2) by the per share Subscription Price, (y) one-tenth of one percent (0.10%) of the shares offered in the Offering, or (z) 15 times the product (rounded down to the nearest whole number) obtained by multiplying (1) the total number of shares of Common Stock to be offered in the Offering by (2) a fraction, of which the numerator is the Qualifying Deposit of the Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders. If there are insufficient shares available to satisfy all subscriptions of Eligible Account Holders, shares will be allocated to Eligible Account Holders so as to permit each such subscribing Eligible Account Holder to purchase a number of shares of Common Stock sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares of Common Stock will be allocated pro rata to remaining subscribing Eligible Account Holders whose subscriptions remain unfilled in the same proportion that each such subscriber’s Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. Subscription rights to purchase Common Stock received by Insiders (and their Associates) based on their increased deposits in the Bank in the one year preceding the Eligibility Record Date shall be subordinated to the subscription rights of other Eligible Account Holders. To ensure proper allocation of stock, each Eligible Account Holder must list on his or her subscription order form all Deposit Accounts in which he or she had an ownership interest as of the Eligibility Record Date.

8.5.2 SECOND PRIORITY: SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS. To the extent there are shares remaining after satisfaction of subscriptions by Eligible Account Holders, each Supplemental Eligible Account Holder shall receive non-transferable subscription rights to subscribe for a number of shares of Common Stock equal to the greater of (x) a number determined by dividing the Individual Maximum Purchase Limit by the per share Subscription Price, (y) one-tenth of one percent (0.10%) of the shares offered in the Offering, or (z) 15 times the product (rounded down to the nearest whole number) obtained by multiplying (1) the total number of shares of Common Stock to be offered in the Offering by (2) a fraction, of which the numerator is the Qualifying Deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders. If Supplemental Eligible Account Holders subscribe for a number of shares of Common Stock that, when added to the shares subscribed for by Eligible Account Holders, exceeds available shares, the available shares of Common Stock will be allocated among subscribing Supplemental Eligible Account Holders so as to permit each subscribing Supplemental Eligible Account Holder to purchase a number of shares of Common Stock sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares will be allocated to each subscribing Supplemental Eligible Account Holder whose subscription remains unfilled in the same proportion that such subscriber’s Qualifying Deposit on the Supplemental Eligibility Record Date bears to the total amount of Qualifying Deposits of all subscribing Supplemental Eligible Account Holders whose subscriptions remain unfilled.

8.5.3 THIRD PRIORITY: TAX-QUALIFIED EMPLOYEE PLANS. To the extent there are shares remaining after satisfaction of subscriptions by Eligible Account Holders and Supplemental Eligible Account Holders, the Tax-Qualified Employee Plans shall be given the opportunity to purchase in the aggregate up to 10% of the Common Stock to be sold in the Stock Issuance to Persons other than the MHC. In the event that the total number of shares of Common Stock offered in the Offering is increased due to an increase in the Estimated

Valuation Range above the Range Maximum, the Tax-Qualified Employee Plans shall have a priority right to purchase any such additional shares offered (up to an aggregate of 10% of the Common Stock to be issued in the Stock Issuance to Persons other than the MHC). The Employee Plans shall not be deemed to be Associates or Affiliates of or Persons Acting in Concert with any trustee, director, Officer or Corporator of the MHC, the Mid-Tier Holding Company or the Bank. If the Tax-Qualified Employee Plans are not able to fill their orders in the Offering, then the Tax-Qualified Employee Plans may purchase shares in the open market or utilize authorized but unissued shares only with prior Commissioner and FRB approval (if required).

8.5.4 FOURTH PRIORITY: EMPLOYEES, OFFICERS, DIRECTORS, TRUSTEES AND CORPORATORS. To the extent there are shares remaining after satisfaction of subscriptions by Eligible Account Holders, Supplemental Eligible Account Holders, and any Tax-Qualified Employee Plans, each Employee, Officer, director, trustee and Corporator of the Bank, the Mid-Tier Holding Company or the MHC who is not an Eligible Account Holder or a Supplemental Eligible Account Holder shall receive non-transferable subscription rights to subscribe for shares of Common Stock offered in the Offering in an amount equal to the Individual Maximum Purchase Limit; provided, however, that the aggregate number of shares of Common Stock that may be purchased by Employees, Officers, directors, trustees and Corporators and their Associates in the Offering shall be limited to 25% of the total number of shares of Common Stock issued in the Offering (including shares purchased by Employees, Officers, directors, trustees and Corporators under this Section 8.5.4 and under the preceding priority categories, but not including shares purchased by the ESOP). In the event that Employees, Officers, directors, trustees and Corporators subscribe under this Section 8.5.4 for more shares of Common Stock than are available for purchase by them, the shares of Common Stock available for purchase will be allocated by the Mid-Tier Holding Company among such subscribing Persons on an equitable basis, such as by giving weight to the order size, period of service, compensation and position of the individual subscriber.

8.6. PRIORITIES FOR DIRECT COMMUNITY OFFERING.

8.6.1 Any shares of Common Stock not subscribed for in the Subscription Offering may be offered for sale in a Direct Community Offering. This will involve an offering of all unsubscribed shares of Common Stock directly to the general public. The Direct Community Offering, if any, shall commence concurrently with, during or promptly after the Subscription Offering. The Direct Community Offering shall be completed within forty-five (45) days after the termination of the Subscription Offering, unless such period is extended as provided herein. The Mid-Tier Holding Company may use a broker, dealer or investment banking firm or firms on a best efforts basis to sell the unsubscribed shares in the Subscription and Direct Community Offering. The Mid-Tier Holding Company may pay a commission or other fee to such entity or entities as to the shares sold by such entity or entities in the Subscription and Direct Community Offering and may also reimburse such entity or entities for reasonable expenses incurred in connection with the sale. The Common Stock will be offered and sold in the Direct Community Offering, in accordance with the Regulations, so as to achieve the widest distribution of the Common Stock. In making the Direct Community Offering, the Mid-Tier Holding Company will give preference to natural persons residing in the Local Community. Orders accepted in the Direct Community Offering shall be filled up to a maximum not to exceed 2% of the Common Stock offered in the Offering, and thereafter remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled. No Person may subscribe for or purchase more than the Individual Maximum Purchase Limit of Common Stock in the Direct Community Offering. The Mid-Tier Holding Company, in its sole discretion, may reject subscriptions, in whole or in part, received from any Person under this Section 8.6.

8.6.2 In the event of an oversubscription for shares in the Direct Community Offering, available shares will be allocated (to the extent shares remain available) first to cover orders of natural persons residing in the Local Community (including trusts of natural persons), so that each such Person may receive 100 shares, and thereafter, on a pro rata basis to such Persons based on the amount of their respective subscriptions or on such other reasonable basis as may be determined by the Mid-Tier Holding Company. If oversubscription does not occur among natural persons residing in the Local Community, the allocation process to cover orders of other Persons subscribing for shares in the Direct Community Offering shall be as described above for natural persons.

8.6.3 The terms “Resident,” “Residence,” “Reside,” or “Residing” as used herein with respect to any Person shall mean any Person who occupies a dwelling within the Local Community, has an intent to remain within the Local Community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the Local Community together with an indication that such presence within the Local Community is not merely transitory in nature. To the extent the Person is a corporation or other business entity, the principal place of business or headquarters must be in the Local Community. To the extent a Person is a personal benefit plan, the circumstances of the beneficiary shall apply with respect to this definition. In the case of all other benefit plans, circumstances of the trustee shall be examined for purposes of this definition. The Bank and the Mid-Tier Holding Company may use deposit or loan records or such other evidence provided to them to determine whether a Person is a resident. In all cases, however, such a determination shall be in the sole discretion of the Bank or the Mid-Tier Holding Company.

8.7. SYNDICATED COMMUNITY OFFERING OR FIRM COMMITMENT UNDERWRITTEN OFFERING.

8.7.1 Any shares of Common Stock not sold in the Subscription Offering or in the Direct Community Offering, if any, may be offered for sale to the general public by a selling group of Broker-Dealers in a Syndicated Community Offering, subject to terms, conditions and procedures as may be determined by the Mid-Tier Holding Company in a manner that is intended to achieve the widest distribution of the Common Stock subject to the rights of the Mid-Tier Holding Company to accept or reject in whole or in part all orders in the Syndicated Community Offering. No Person may purchase in the Syndicated Community Offering more than the Individual Maximum Purchase Limit of Common Stock. It is expected that the Syndicated Community Offering will commence as soon as practicable after termination of the Direct Community Offering, if any. The Syndicated Community Offering shall be completed within forty-five (45) days after the termination of the Subscription Offering, unless such period is extended as provided herein. The commission in the Syndicated Community Offering shall be determined by a marketing agreement between the Mid-Tier Holding Company and the Marketing Agent. Such agreement shall be filed with the Division and the SEC.

8.7.2 Alternatively, if feasible, shares of Common Stock not sold in the Subscription Offering or the Community Offering, if any, may be offered for sale in a Firm Commitment Underwritten Offering subject to such terms, conditions and procedures as may be determined by the Mid-Tier Holding Company, subject to the right of the Mid-Tier Holding Company to accept or reject in whole or in part any orders in the Firm Commitment Underwritten Offering. Provided the Subscription Offering has begun, the Mid-Tier Holding Company may begin the Firm Commitment Underwritten Offering at any time. The Mid-Tier Holding Company may seek to make other arrangements for the sale of the remaining shares to meet the Range Minimum. Such other arrangements will be subject to any applicable approvals of the Bank Regulators and to compliance with applicable state and federal securities laws.

ARTICLE IX.

ADDITIONAL LIMITATIONS ON PURCHASES OF COMMON STOCK

9.1. GENERAL. Purchases of Common Stock in the Offering will be subject to the purchase limitations set forth in this Article IX.

9.2. INDIVIDUAL MAXIMUM PURCHASE LIMIT. This Section 9.2 sets forth the “INDIVIDUAL MAXIMUM PURCHASE LIMIT.” No Person (or Persons exercising subscription rights through a single Qualifying Deposit held jointly) may purchase in the Offering (including the Subscription Offering, Direct Community Offering and Syndicated Community Offering or Firm Commitment Underwritten Offering) more than $300,000 of Common Stock sold in the Offering, except that: (a) the Bank may, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, (i) increase such Individual Maximum Purchase Limit to up to 5% of the number of shares of Common Stock offered in the Offering or (ii) decrease such Individual Maximum Purchase Limit to no less than one-tenth of one percent (0.10%) of the number of shares of Common Stock sold in the Offering; and (b) Tax-Qualified Employee Plans may purchase up to 10% of the Common Stock sold in the Offering (including shares sold in the event of an increase in the Range Maximum of 15%). If the Bank increases the Individual Maximum Purchase Limit (as permitted by this Section 9.2), subscribers in the Subscription Offering who ordered the previously-effective maximum amount will be given the opportunity to increase their subscriptions up to the then applicable limit. Requests to purchase additional shares of Common Stock under this provision will be determined by the Mid-Tier Holding Company, in its sole discretion. If the Individual Maximum Purchase Limit is increased to 5% of the number of shares of Common Stock sold in the Offering, such limitation may be further increased to 9.99% of the number of shares of Common Stock sold in the Offering; provided that orders for Common Stock exceeding 5% of the Offering shall not exceed in the aggregate 10% of the Common Stock sold in the Offering. Requests to purchase additional shares of Common Stock if the purchase limitation is so increased will be determined by the Mid-Tier Holding Company, in its sole discretion.

9.3. GROUP MAXIMUM PURCHASE LIMIT. This Section 9.3 sets forth the “GROUP MAXIMUM PURCHASE LIMIT.” No Person and his or her Associates or group of Persons Acting in Concert, may purchase in Offering more than $500,000 of Common Stock, except that: (a) the Bank may, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, (i) increase such Group Maximum Purchase Limit to up to 5% of the number of shares of Common Stock sold in the Offering or (ii) decrease such Group Maximum Purchase Limit to no less than one-tenth of one percent (0.10%) of the number of shares of Common Stock sold in the Offering; and (b) Tax-Qualified Employee Plans may purchase up to 10% of the shares of Common Stock sold in the Offering. Notwithstanding the foregoing, if the Bank increases the Individual Maximum Purchase Limit (as permitted by Section 9.2) to a number that is in excess of the Group Maximum Purchase Limit established by this Section 9.3, the Group Maximum Purchase Limit shall automatically be increased so as to be equal to the Individual Maximum Purchase Limit, as adjusted.

9.4. PURCHASES BY INSIDERS. The aggregate number of shares of Common Stock that may be purchased in the Offering by Insiders and their Associates (but excluding shares held by any Employee Plan that are attributable to such persons and shares purchased in the open market after the Offering) shall not exceed 25% of the outstanding shares of Common Stock of the Mid-Tier Holding Company held by persons other than the MHC at the close of the Stock Issuance.

9.5. SPECIAL RULE FOR TAX-QUALIFIED EMPLOYEE PLANS. Shares of Common Stock purchased by any individual participant (“Plan Participant”) in a Tax-Qualified Employee Plan using funds therein pursuant to the exercise of subscription rights granted to such Plan Participant in his individual capacity as an Eligible Account Holder or Supplemental Eligible Account Holder shall not be deemed to be purchases by a Tax-Qualified Employee Plan for purposes of calculating the maximum amount of Common Stock that Tax-Qualified Employee Plans may purchase pursuant to this Plan, if the Plan Participant controls or directs the investment authority with respect to such account or subaccount.

9.6. INCREASE IN THE TOTAL NUMBER OF SHARES OFFERED. If the total number of shares of Common Stock offered in the Offering is increased to an amount greater than the Range Maximum, any additional shares will be issued to fill unfulfilled subscriptions of other subscribers according to their respective priorities set forth in this Plan, including the preference given to Tax-Qualified Employee Plans under Section 8.5.3.

9.7. ILLEGAL PURCHASES. Notwithstanding any other provision of this Plan, no Person shall be entitled to purchase any Common Stock to the extent such purchase would be illegal under any federal law or state law or regulation or would violate regulations or policies of the Financial Industry Regulatory Authority, particularly those regarding free riding and withholding. The Bank, the Mid-Tier Holding Company and/or their agents may ask for an acceptable legal opinion from any purchaser as to the legality of such purchase and may refuse to honor any purchase order if such opinion is not timely furnished.

9.8. REJECTION OF ORDERS. The Mid-Tier Holding Company has the right in its sole discretion to reject any order submitted by a Person whose representations the Mid-Tier Holding Company believes to be false or who it otherwise believes, either alone or Acting in Concert with others, is violating, circumventing, or intends to violate, evade or circumvent the terms and conditions of this Plan.

9.9. SUBSCRIBERS IN NON-QUALIFIED STATES OR IN FOREIGN COUNTRIES. The Mid-Tier Holding Company, in its sole discretion, may make reasonable efforts to comply with the securities laws of any state in the United States in which its depositors reside, and will only offer and sell the Common Stock in states in which the offers and sales comply with such states’ securities laws. However, no Person will be offered or allowed to purchase any Common Stock under this Plan if he or she resides in a foreign country or in a state of the United States with respect to which any of the following apply: (i) the offer or sale of shares of Common Stock to such Persons would require the Mid-Tier Holding Company or its Employees to register, under the securities laws of such state, as a broker or dealer or to register or otherwise qualify its securities for sale in such state; or (ii) such registration or qualification would be impracticable for reasons of cost or otherwise.

9.10. NO OFFER TO TRANSFER SHARES. Before the consummation of the Offering, no Person shall offer to transfer, or enter into any agreement or understanding to transfer, the legal or beneficial ownership of any subscription rights or shares of Common Stock, except pursuant to this Plan. In addition, before the consummation of the Offering, no person shall make any offer, or any announcement of any offer, to purchase the Common Stock to be issued, or knowingly acquire any Common Stock in the Offering in excess of the maximum purchase limitations established in this Plan. The following shall not constitute impermissible transfers under this Plan. Any Person having subscription rights in his or her individual capacity as an Eligible Account Holder or Supplemental Eligible Account Holder may exercise such subscription rights by causing a tax-qualified plan to make such purchase using funds allocated to such Person in such tax-qualified plan if such individual plan participant controls or directs the investment authority with respect to such account or subaccount. A tax-qualified plan that maintains an Eligible Deposit Account in the Bank as trustee for or for the benefit of a Person who controls or directs the investment authority with respect to such account or subaccount (“Beneficiary”) may, in exercising its subscription rights, direct that the Common Stock be issued in the name of such individual Beneficiary in his or her individual capacity.

9.11. CONFIRMATION BY PURCHASERS. Each Person ordering Common Stock in the Offering will be deemed to confirm that such purchase does not conflict with the purchase limitations in this Plan. All questions concerning whether any Persons are Associates or a Group Acting in Concert or whether any purchase conflicts with the purchase limitations in this Plan or otherwise violates any provision of this Plan shall be determined by the Bank or the Mid-Tier Holding Company, in their sole discretion. Such determination shall be conclusive, final and binding on all Persons and the Mid-Tier Holding Company and the Bank may take any remedial action, including without limitation rejecting the purchase or referring the matter to the Commissioner, as in their sole discretion the Mid-Tier Holding Company or the Bank may deem appropriate.

9.12. MINORITY STOCK ISSUANCE LIMITATIONS.

9.12.1 The aggregate amount of outstanding Common Stock owned or controlled by persons other than the MHC at the close of the Offering shall be no more than 49.0% of the Mid-Tier Holding Company’s total outstanding Common Stock.

9.12.2 The aggregate amount of Common Stock acquired in the Offering by any Nontax-Qualified Employee Plan or any Insider and his or her Associates, exclusive of any stock acquired by such plan or Insider and his or her Associates in the secondary market, shall not exceed 10% of the outstanding shares of Common Stock held by persons other than the MHC at the close of the Offering. In calculating the number of shares held by any Insider or Associate under this provision, shares held by any Tax-Qualified Employee Plan or Nontax-Qualified Employee Plan that are attributable to such person shall not be counted.

9.12.3 The aggregate amount of stock of the Mid-Tier Holding Company, whether common or preferred, acquired in the Offering by any Nontax-Qualified Employee Plan or any Insider and his or her Associates, exclusive of any stock acquired by such plan in the secondary market, shall not exceed 10% of the stockholders’ equity of the Mid-Tier Holding Company held by persons other than the MHC at the close of the Offering. In calculating the number of shares held by any Insider or Associate under this provision, shares held by any Tax-Qualified Employee Plan or Nontax-Qualified Employee Plan that are attributable to such person shall not be counted.

9.12.4 The aggregate amount of Common Stock acquired in the Offering by any one or more Tax-Qualified Employee Plans, exclusive of any stock acquired by such plans in the secondary market, shall not exceed 10% of the outstanding shares of Common Stock held by persons other than the MHC at the close of the Offering, and shall not exceed 4.9% of the outstanding shares of Common Stock at the conclusion of the Offering.

9.12.5 The aggregate amount of stock, whether common or preferred, acquired in the Offering by any one or more Tax-Qualified Employee Plans, exclusive of any stock acquired by such plans in the secondary market, shall not exceed 10% of the stockholders’ equity of the Mid-Tier Holding Company held by persons other than the MHC at the close of the Offering, and shall not exceed 4.9% of the stockholders’ equity of the Mid-Tier Holding Company at the conclusion of the Offering.

9.12.6 The aggregate amount of Common Stock acquired in the Offering by all Nontax-Qualified Employee Plans, Insiders and their Associates, exclusive of any stock acquired by such plans, Insiders and their Associates in the secondary market, shall not exceed 25% of the outstanding shares of Common Stock held by persons other than the MHC at the close of the Offering. In calculating the number of shares held by Insiders and their Associates under this provision, shares held by any Tax-Qualified Employee Plan or Nontax-Qualified Employee Plan that are attributable to such persons shall not be counted.

9.12.7 The aggregate amount of Common Stock, whether common or preferred, acquired in the Offering by all Nontax-Qualified Employee Plans, Insiders and their Associates of Insiders, exclusive of any stock acquired by such plans, Insiders and Associates in the secondary market, shall not exceed 25% of the stockholders’ equity of the Mid-Tier Holding Company held by persons other than the MHC at the close of the Offering. In calculating the number of shares held by Insiders and their Associates under this provision, shares held by any Tax-Qualified Employee Plan or Nontax-Qualified Employee Plan that are attributable to such persons shall not be counted.

9.12.8 The aggregate amount of Common Stock acquired by all stock benefit plans of the Mid-Tier Holding Company or the Bank, other than employee stock ownership plans, shall not exceed 25% of the outstanding Common Stock held by persons other than the MHC at the closing of the Offering.

ARTICLE X.

POST REORGANIZATION MATTERS

10.1. STOCK PURCHASES AFTER THE REORGANIZATION. For a period of three (3) years after the Reorganization, no Insider, or his or her Associates, may purchase, without the prior written approval of the Commissioner and the FRB, any stock of the Mid-Tier Holding Company except from a broker-dealer registered with the SEC; provided that the foregoing shall not apply to (i) negotiated transactions involving more than 1% of the outstanding stock in the class of stock, or (ii) purchases of stock made by and held by or other made pursuant to any Tax-Qualified or Nontax-Qualified Employee Plan even if such stock is attributable to Insiders or their Associates.

10.2. RESALES OF STOCK BY INSIDERS. Common Stock purchased in the Offering by Insiders and their Associates may not be resold for a period of at least one year following the date of purchase, except in the case of death or substantial disability, as determined by the Commissioner, of such Insider or Associate.

10.3. BOOK-ENTRY. Shares of the Common Stock will be issued in book-entry form. Stock certificates will not be issued. Appropriate instructions shall be issued to the Mid-Tier Holding Company’s transfer agent with respect to applicable restrictions on transfers of such stock set forth in Section 10.2. Any shares of stock issued as a stock dividend, stock split or otherwise with respect to such restricted stock, shall be subject to the same restrictions as apply to the restricted stock.

10.4. RESTRICTION ON FINANCING STOCK PURCHASES. The Mid-Tier Holding Company and the Bank are prohibited from making any loans or otherwise extending credit for the purpose of purchasing Common Stock in the Offering; provided, however, that the Mid-Tier Holding Company, or a subsidiary thereof, may loan funds to the ESOP for the purchase of Common Stock.

10.5. STOCK BENEFIT PLANS. The Board of Directors of the Bank and/or the Board of Directors of the Mid-Tier Holding Company are permitted under the Regulations, and may decide, to adopt one or more stock benefit plans for the benefit of the Employees, Officers, directors, trustees and directors of the Bank and Mid-Tier Holding Company, including an ESOP, an employer stock fund option in a 401(k) plan, stock award plans and stock option plans, which will be authorized to purchase Common Stock and grant options for Common Stock. However, only the Tax-Qualified Employee Plans will be permitted to purchase Common Stock in the Offering subject to the purchase priorities set forth in this Plan. Pursuant to the Regulations, the Bank may authorize the ESOP and any other Tax-Qualified Employee Plans to purchase in the aggregate up to 10% of the Common Stock to be sold in the Stock Issuance to Persons other than the MHC. No Recognition Plans (as defined below) or stock option plans have yet been adopted by the Board of Directors of the Bank or the Board of Directors of the Mid-Tier Holding Company, no such plans will be adopted prior to the closing of the Offering, and no such plans will be submitted for the approval of the Mid-Tier Holding Company’s Stockholders at a meeting held earlier than six months after completion of the Offering. The Bank or the Mid-Tier Holding Company may make scheduled discretionary contributions to one or more Tax-Qualified Employee Plans to purchase Common Stock or to purchase issued and outstanding shares of Common Stock or authorized but unissued shares of Common Stock subsequent to the completion of the Offering; provided, however, that such contributions do not cause the Bank to fail to meet any of its regulatory capital requirements. This Plan specifically authorizes the grant and issuance by the Mid-Tier Holding Company of (i) awards of Common Stock after the Offering pursuant to one or more stock recognition and award plans (the “Recognition Plans”) in an amount equal to up to 4% of the number of shares of Common Stock sold in the Offering and issued to the Foundation, (ii) options to purchase a number of shares of Common Stock in an amount equal to up to 10% of the number of shares of Common Stock sold in the Offering and issued to the Foundation, and shares of Common Stock issuable upon exercise of such options, (iii) to the ESOP, at the closing of the Offering or at any time thereafter, Common Stock in an amount equal to 8% of the number of shares of Common Stock sold in the Offering and issued to the Foundation; and (iv) to the Bank’s 401(k) plan, at the closing of the Offering, an amount equal to up to 2% of the number of shares of Common Stock sold in the Offering and issued to the Foundation. Shares awarded under the Tax-Qualified Employee Plans or the Recognition Plans, and shares issued upon exercise of options may be authorized but unissued shares of the Common Stock or in subsections (i) and (ii) above purchased by the Mid-Tier Holding Company or such plans in the open market. Such limitations shall not apply if (x) the Recognition Plans or stock option plans are adopted no earlier than one year following the completion of the Offering, (y) all Common Stock awarded in excess of such limitations must be acquired in the secondary market and (z) such secondary market acquisitions must be no earlier than when such limitations can be exceeded.

10.6. MARKET FOR COMMON STOCK.

10.6.1 The Mid-Tier Holding Company shall use its best efforts to: (i) encourage and assist a Market Maker to establish and maintain a market for the Common Stock; and (ii) list the Common Stock on a national or regional securities exchange, or on the Nasdaq system.

10.6.2 The Mid-Tier Holding Company shall promptly register the Common Stock with the SEC pursuant to the Exchange Act, and undertake not to deregister such Common Stock for a period of three years thereafter.

10.7. LIQUIDATION ACCOUNT.

10.7.1 The Mid-Tier Holding Company shall, at the time of the close of the Reorganization, establish a Liquidation Account in an amount equal to the product of (i) the percentage of the Common Stock issued in the Stock Issuance to Persons other than the MHC and (ii) the net worth of the Bank as of the date of the latest consolidated statement of financial condition contained in the final Prospectus distributed in connection with the Offering. The function of the Liquidation Account is to establish a priority on liquidation for Eligible Account Holders and Supplemental Eligible Account Holders (if any) and, except as otherwise provided in this Section 10.7, the existence of the Liquidation Account shall not operate to restrict the use or application of any of the net worth accounts of the Mid-Tier Holding Company. The Liquidation Account will be maintained by the Mid-Tier Holding Company for the benefit of the Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain Deposit Accounts with the Bank following the Reorganization. Each Eligible Account Holder and Supplemental Eligible Account Holder shall, with respect to each Deposit Account, hold a related inchoate interest in a portion of the Liquidation Account balance, in relation to each Deposit Account balance at the Eligibility Record Date or Supplemental Eligibility Record Date, as the case may be, or to such balance as it may be subsequently reduced, as hereinafter provided. The initial Liquidation Account balance shall not be increased, and shall be subject to downward adjustment to the extent of any downward adjustment of any subaccount balance of any Eligible Account Holder or Supplemental Eligible Account Holder in accordance with 209 CMR 33.05(12).

10.7.2 In the unlikely event of a complete liquidation of (i) the Bank or (ii) the Bank and the Mid-Tier Holding Company (and only in such event), following all liquidation payments to creditors (including those to depositors to the extent of their Deposit Accounts), each Eligible Account Holder and Supplemental Eligible Account Holder (if any) shall be entitled to receive a liquidating distribution from the Liquidation Account, in the amount of the then-adjusted subaccount balances for his or her deposit accounts then held, before any liquidating distribution may be made to any holder of the Mid-Tier Holding Company’s capital stock. No merger, consolidation, reorganization, or purchase of bulk assets with assumption of deposit accounts and other liabilities, or similar transactions with an FDIC-insured institution, in which the Mid-Tier Holding Company and/or the Bank is not the surviving entity, shall be deemed to be a complete liquidation for this purpose. In such transactions, the Liquidation Account shall be assumed by the surviving institution.

10.7.3 The initial subaccount balance for a Deposit Account held by an Eligible Account Holder and/or Supplemental Eligible Account Holder (if any) shall be determined by multiplying the opening balance in the Liquidation Account by a fraction, the numerator of which is the amount of such Eligible Account Holder’s or Supplemental Eligible Account Holder’s Qualifying Deposit and the denominator of which is the total amount of all Qualifying Deposits of all Eligible Account Holders and Supplemental Eligible Account Holders in the Bank. For Deposit Accounts in existence on both dates, separate subaccounts shall be determined on the basis of the Qualifying Deposits in such Deposit Accounts on such record dates. Such initial subaccount balance shall not be increased by additional Deposits, but shall be subject to downward adjustment as described below.

10.7.4 If, at the close of business on the last day of any period for which the Mid-Tier Holding Company has prepared audited financial statements subsequent to the effective date of the Reorganization, the deposit balance in the Deposit Account of an Eligible Account Holder or Supplemental Eligible Account Holder (if any) is less than the lesser of: (i) the balance in the Deposit Account at the close of business on the last day of any period for which the Mid-Tier Holding Company has prepared audited financial statements subsequent to the Eligibility Record Date or Supplemental Eligibility Record Date (if established); or (ii) the amount in such Deposit Account as of the Eligibility Record Date or Supplemental Eligibility Record Date (if established), then the subaccount balance for such Deposit Account shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in the balance of such Deposit Account. In the event of such downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any subsequent increase in the deposit balance of the related Deposit Account. If any such Deposit Account is closed, the related subaccount shall be reduced to zero. For purposes of this Section 10.7, a time account shall be deemed to be closed upon its maturity date regardless of any renewal thereof. A distribution of each subaccount balance may be made only in the event of a complete liquidation of the Mid-Tier Holding Company subsequent to the Reorganization and only out of funds available for such purpose after payment of all creditors.

10.7.5 The creation and maintenance of the Liquidation Account shall not operate to restrict the use or application of any of the equity accounts of the Mid-Tier Holding Company or the Bank, except that the Mid-Tier Holding Company shall not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause its net worth to be reduced below the amount required for the Liquidation Account or the regulatory capital requirements of the Mid-Tier Holding Company (to the extent applicable). Neither the Mid-Tier Holding Company nor the Bank shall be required to set aside funds in connection with its obligations hereunder relating to the Liquidation Account. Eligible Account Holders and Supplemental Eligible Account Holders (if any) do not retain any voting rights in either the Mid-Tier Holding Company or the Bank based on their liquidation subaccounts.

10.7.6 For the three-year period following the completion of the Reorganization, the Mid-Tier Holding Company will not without prior approval of the Commissioner and the FRB: (i) sell or liquidate the Mid-Tier Holding Company, or (ii) cause the Bank to be sold or liquidated. Upon the written request of the FRB and, if necessary, the Commissioner, the Mid-Tier Holding Company shall, or upon the prior written approval of the FRB and, if necessary, the Commissioner, the Mid-Tier Holding Company may, at any time after two years from the completion of the Reorganization, transfer the Liquidation Account to the Bank, at which time the Liquidation

Account shall be assumed by the Bank and the interests of Eligible Account Holders and Supplemental Eligible Account Holders (if any) will be solely and exclusively established in a liquidation account established by the Bank. In the event such transfer occurs, the Mid-Tier Holding Company shall be deemed to have transferred the Liquidation Account to the Bank and such Liquidation Account shall be subsumed into the liquidation account established by the Bank and shall not be subject in any manner or amount to the claims of the Mid-Tier Holding Company’s creditors. Approval of this Plan by the Corporators shall constitute approval of the transactions described herein.

10.9. REORGANIZATION AND STOCK ISSUANCE EXPENSES. The Bank may retain and pay for the services of financial and other advisors and investment bankers to assist in connection with any or all aspects of the Reorganization and the Stock Issuance, including the payment of fees to brokers for assisting Persons in completing and/or submitting Order Forms. The Regulations require that the expenses of the Reorganization and Stock Issuance must be reasonable. The Bank will use its best efforts to assure that the expenses incurred by the Bank in effecting the Reorganization and the Stock Issuance will be reasonable.

10.10. PUBLIC INSPECTION OF APPLICATION. The Bank will maintain a copy of the Application in the Bank’s main banking office and such copy will be available for public inspection.

10.11. ENFORCEMENT OF TERMS AND CONDITIONS. Each of the Bank and the Mid-Tier Holding Company shall have the right to take all such action as they, in their sole discretion, may deem necessary, appropriate or advisable in order to monitor and enforce the terms, conditions, limitations and restrictions contained in this Plan and the terms, conditions and representations contained in the Order Forms, including, but not limited to, the right to require any subscriber or purchaser to provide evidence, in a form satisfactory to the Bank or the Mid-Tier Holding Company, of such Person’s eligibility to subscribe for or purchase shares of the Common Stock under the terms of this Plan and the absolute right (subject only to any necessary regulatory approvals or concurrence) to reject, limit or revoke acceptance of any subscription or order and to delay, terminate or refuse to consummate any sale of Common Stock that it believes might violate, or is designed to, or is any part of a plan to, evade or circumvent such terms, conditions, limitations, restrictions and representations. Any such action shall be final, conclusive and binding on all Persons, and the Bank, the Mid-Tier Holding Company, and their Boards of Directors, Officers, Employees and agents shall be free from any liability to any Person on account of any such action.

10.12. VOTING RIGHTS FOLLOWING REORGANIZATION. Following the Reorganization, the holders of the capital stock of the Mid-Tier Holding Company shall have exclusive voting rights in the Mid-Tier Holding Company.

10.13. PROCEEDS OF FUTURE STOCK ISSUANCES. The proceeds of any Mid-Tier Holding Company stock issuance plan that entails an offer to the general public shall be payable in cash to the Mid-Tier Holding Company.

10.14. WAIVERS OF DIVIDENDS. Any waiver by the MHC of a dividend payment from the Mid-Tier Holding Company shall require the prior approval of the Commissioner, the FDIC and the FRB.

ARTICLE XI.

MISCELLANEOUS

11.1. INTERPRETATION OF PLAN. All interpretations of this Plan and application of its provisions to particular circumstances by the Bank or the Mid-Tier Holding Company shall be final, subject to the authority of the Commissioner and the FRB. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of or Exhibit to this Plan unless otherwise indicated. The recitals hereto constitute an integral part of this Plan. References to Sections include subsections, which are part of the related Section (e.g., a section numbered “Section 5.5.1” would be part of “Section 5.5” and references to “Section 5.5” would also refer to material contained in the subsection described as “Section 5.5.1”). The headings contained in this Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of this Plan. Whenever the words “include,” “includes” or “including” are used in this Plan, they shall be deemed to be followed by the words “without limitation.”

11.2. AMENDMENT OR TERMINATION OF THE PLAN. If deemed necessary or desirable, the terms of this Plan may be substantively amended by the Board of Directors and the Board of Trustees as a result of comments from regulatory authorities or otherwise at any time prior to approval of this Plan by the Commissioner and the FRB and at any time thereafter with the concurrence of the Commissioner, and, if required, the FRB. If amendments to this Plan are made after the Corporator Meeting, no further approval of the Corporators will be necessary unless otherwise required by the Commissioner or the FRB. The Plan may be terminated by the Board of Directors and the Board of Trustees in their sole discretion, at any time prior to the Corporator Meeting and at any time thereafter with the concurrence of the Commissioner and the FRB. The Plan will terminate if the sale of all shares of Common Stock is not completed within twenty four (24) months from the date of approval of this Plan by the Board of Directors and the Board of Trustees.

Exhibit A

ARTICLES OF INCORPORATION

NARRAGANSETT BANCORP, INC.

The undersigned, Edward A. Quint, whose address is 5335 Wisconsin Avenue, N.W., Suite 780, Washington, D.C. 20015, being at least eighteen years of age, acting as incorporator, does hereby form a corporation under the general laws of the State of Maryland, having the following Articles of Incorporation (the “Articles”):

ARTICLE 1. Name. The name of the corporation is Narragansett Bancorp, Inc. (herein, the “Corporation”).

ARTICLE 2. Principal Office. The address of the principal office of the Corporation in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202.

ARTICLE 3. Purpose. The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.

ARTICLE 4. Resident Agent. The name and address of the registered agent of the Corporation in the State of Maryland is CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202. Said resident agent is a Maryland corporation.

ARTICLE 5. Capital Stock

A.  Authorized Stock. The total number of shares of capital stock of all classes that the Corporation has authority to issue is sixty-five million (65,000,000) shares, consisting of:

1.  Sixty million (60,000,000) shares of common stock, par value one cent ($0.01) per share (the “Common Stock”); and

2.  Five million (5,000,000) shares of preferred stock, par value one cent ($0.01) per share (the “Preferred Stock”).

The aggregate par value of all the authorized shares of capital stock is six hundred fifty thousand dollars ($650,000.00). Except to the extent required by governing law, rule or regulation, the shares of capital stock may be issued from time to time by the Board of Directors without further approval of the stockholders of the Corporation. The Corporation shall have the authority to purchase its capital stock out of funds lawfully available therefor, which funds shall include, without limitation, the Corporation’s unreserved and unrestricted capital surplus. The Board of Directors, pursuant to a resolution approved by a majority of the Whole Board (rounded up to the nearest whole number), and without action by the stockholders, may amend these Articles to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue. For the purposes of these Articles, the term “Whole Board” shall mean the total number of directors that the

Corporation would have if there were no vacancies on the Board of Directors at the time any such resolution is presented to the Board of Directors for adoption.

B.  Common Stock. Except as provided under the terms of any series of Preferred Stock and as limited by Section D of this Article 5, the exclusive voting power shall be vested in the Common Stock. Except as otherwise provided in these Articles, each holder of the Common Stock shall be entitled to one vote for each share of Common Stock standing in the holder’s name on the books of the Corporation. Subject to any rights and preferences of any series of Preferred Stock, holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors out of funds lawfully available therefor. Upon the liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them, respectively, after: (i) payment or provision for payment of the Corporation’s debts and liabilities; (ii) distributions or provisions for distributions to holders of any class or series of stock having a preference over the Common Stock in the liquidation, dissolution or winding up of the Corporation; and (iii) distributions or provision for distributions in settlement of the Liquidation Account established by the Corporation as described in Section G of this Article 5.

C.  Preferred Stock. The Board of Directors is hereby expressly authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each such series, and to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of each such series. The number of authorized shares of the Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required by law or pursuant to the terms of such Preferred Stock. The power of the stockholders to increase or decrease the authorized shares of the Preferred Stock shall not limit any of the powers of the Board of Directors provided under these Articles.

D.  Restrictions on Voting Rights of the Corporation’s Equity Securities.

1.  Notwithstanding any other provision of these Articles, in no event shall the record owner (or if more than one record owner, all such record owners taken as a group) of any outstanding Common Stock that is beneficially owned, directly or indirectly, by a Person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of Common Stock (the “Limit”), be entitled, or permitted to any vote in respect of the shares held in excess of the Limit. The number of votes that may be cast by any particular record owner by virtue of the provisions hereof in respect of Common Stock beneficially owned by such Person owning shares in excess of the Limit (a “Holder in Excess”) shall be a number equal to the total number of votes that a single record owner of all Common Stock owned by such Holder in Excess would be entitled to cast after giving effect to the provisions hereof, multiplied by a fraction, the numerator of which is the number of shares of such class or series that are both (i) beneficially owned by such Holder in Excess and (ii) owned of record by such particular record owner, and the denominator of

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which is the total number of shares of Common Stock beneficially owned by such Holder in Excess. The provisions of this Section D of this Article 5 shall not be applicable to any mutual holding company parent of the Corporation. The provisions of this Section D of this Article 5 shall also not be applicable if, before the Holder in Excess acquired beneficial ownership of such shares in excess of the Limit, such acquisition was approved by a majority of the “Unaffiliated Directors.” For this purpose, the term “Unaffiliated Director” means any member of the Board of Directors who is unaffiliated with the Holder in Excess and was a member of the Board of Directors before the time that the Holder in Excess became such, and any director who is thereafter chosen to fill any vacancy on the Board of Directors and who is elected and who, in either event, is unaffiliated with the Holder in Excess and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of the Unaffiliated Directors then serving on the Board of Directors.

2.  The following definitions shall apply to this Section D of this Article 5.

(a)

An “affiliate” of a specified Person shall mean a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

(b)

“Beneficial ownership” shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 (or any successor rule or statutory provision), or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to said Rule 13d-3 as in effect on December 31, 2023; provided, however, that a Person shall, in any event, also be deemed the “beneficial owner” of any Common Stock:

(1)	that such Person or any of its affiliates beneficially owns, directly or indirectly; or

(2)

that such Person or any of its affiliates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of an agreement, contract, or other arrangement with the Corporation to effect any transaction of the type described in clause (i) or (ii) of the first sentence of Article 9 hereof) or upon the exercise of conversion rights, exchange rights, warrants, or options or otherwise, or (ii) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such Person nor any such affiliate is otherwise deemed the beneficial owner); or

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(3)

that are beneficially owned, directly or indirectly, by any other Person with which such first mentioned Person or any of its affiliates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation; and provided further, however, that (i) no director or officer of the Corporation (or any affiliate of any such director or officer) shall, solely by reason of any or all of such directors or officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any Common Stock beneficially owned by any other such director or officer (or any affiliate thereof), and (ii) neither any employee stock ownership or similar plan of the Corporation or any subsidiary of the Corporation nor any trustee with respect thereto (or any affiliate of such trustee) shall, solely by reason of such capacity of such trustee, be deemed, for any purposes hereof, to beneficially own any Common Stock held under any such plan. For purposes of computing the percentage of beneficial ownership of Common Stock of a Person, the outstanding Common Stock shall include shares deemed owned by such Person through application of this subsection but shall not include any other shares of Common Stock that may be issuable by the Corporation pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding Common Stock shall include only Common Stock then outstanding and shall not include any Common Stock that may be issuable by the Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.

(c)	A “Person” shall mean any individual, firm, corporation, or other entity.

(d)

The Board of Directors shall have the power to construe and apply the provisions of this Section D and to make all determinations necessary or desirable to implement such provisions including, but not limited to, matters with respect to (i) the number of shares of Common Stock beneficially owned by any Person, (ii) whether a Person is an affiliate of another, (iii) whether a Person has an agreement, arrangement, or understanding with another as to the matters referred to in the definition of beneficial ownership, (iv) the application of any other definition or operative provision of this Section D to the given facts, or (v) any other matter relating to the applicability or effect of this Section D.

3.  The Board of Directors shall have the right to demand that any Person reasonably believed by the Board of Directors to be a Holder in Excess (or holder of record of Common Stock beneficially owned by any Holder in Excess) supply the Corporation with complete information as to (i) the record owner(s) of all shares beneficially owned by such Holder in

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Excess, and (ii) any other factual matter relating to the applicability or effect of this section as may reasonably be requested of such Holder in Excess. The Board of Directors shall further have the right to receive from any Holder in Excess reimbursement for all expenses incurred by the Board in connection with its investigation of any matters relating to the applicability or effect of this section on such Holder in Excess, to the extent such investigation is deemed appropriate by the Board of Directors as a result of the Holder in Excess refusing to supply the Corporation with the information described in the previous sentence.

4.  Any constructions, applications, or determinations made by the Board of Directors pursuant to this Section D in good faith and on the basis of such information and assistance as was then reasonably available for such purpose, shall be conclusive and binding upon the Corporation and its stockholders.

5.  If any provision (or portion thereof) of this Section D shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Section D shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of the Corporation and its stockholders that each such remaining provision (or portion thereof) of this Section D remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders, including Holders in Excess, notwithstanding any such finding.

E.  Majority Vote for Certain Actions. With respect to those actions as to which any provision of the Maryland General Corporation Law (the “MGCL”) requires stockholder authorization by a greater proportion than a majority of the total number of shares of all classes of capital stock or of the total number of shares of any class of capital stock, any such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes outstanding and entitled to vote thereon, except as otherwise provided in these Articles.

F.  Quorum. Except as otherwise provided by law or expressly provided in these Articles, the presence, in person or by proxy, of the holders of record of shares of capital stock of the Corporation entitling the holders thereof to cast a majority of the votes (after giving effect, if required, to the provisions of Article 5, Section D) entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders, and every reference in these Articles to a majority or other proportion of capital stock (or the holders thereof) for purposes of determining any quorum requirement or any requirement for stockholder consent or approval shall be deemed to refer to such majority or other proportion of the votes (or the holders thereof) then entitled to be cast in respect of such capital stock.

G.  Liquidation Account. Under the Code of Massachusetts Regulations, the Corporation must establish and maintain a liquidation account (the “Liquidation Account”) for the benefit of certain Eligible Account Holders and Supplemental Eligible Account Holders (if applicable) as defined in the Plan of Holding Company Reorganization and Plan of Stock Issuance of BayCoast Bank and Narragansett Financial Corporation, as may be amended from time to time (the “Plan of Reorganization”). In the event of a complete liquidation involving (i)

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the Corporation or (ii) BayCoast Bank, a Massachusetts-chartered savings bank that is a wholly-owned subsidiary of the Corporation, the Corporation must comply with the Code of Massachusetts Regulations and the provisions of the Plan of Reorganization with respect to the amount and priorities of each Eligible Account Holder’s and Supplemental Eligible Account Holder’s interests in the Liquidation Account. The interest of an Eligible Account Holder or Supplemental Eligible Account Holder in the Liquidation Account does not entitle such account holders to voting rights.

ARTICLE 6. Preemptive Rights and Appraisal Rights.

A.  Preemptive Rights. Except for preemptive rights approved by the Board of Directors pursuant to a resolution approved by a majority of the directors then in office, no holder of the capital stock of the Corporation or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued capital stock of any class or series, or any unissued bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for capital stock of any class or series or carrying any right to purchase stock of any class or series.

B.  Appraisal Rights. Holders of shares of stock shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute unless the Board of Directors, pursuant to a resolution approved by a majority of the directors then in office, shall determine that such rights apply with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.

ARTICLE 7. Directors. The following provisions are made a part of these Articles for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A.  Management of the Corporation. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. All powers of the Corporation may be exercised by or under the authority of the Board of Directors, except as conferred on or as reserved to the stockholders by law or by these Articles or the Bylaws of the Corporation; provided, however, that any limitations on the Board of Directors’ management or direction of the affairs of the Corporation shall reserve the directors’ full power to discharge their fiduciary duties.

B.  Number, Class and Terms of Directors; No Cumulative Voting. The number of directors constituting the Board of Directors of the Corporation shall initially be thirteen (13), which number may be increased or decreased in the manner provided in the Bylaws of the Corporation; provided, however, that such number shall never be less than the minimum number of directors required by the MGCL now or hereafter in force. The directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be divided into three classes, with the term of office of the first class (“Class I”) to expire at the conclusion of the first

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annual meeting of stockholders, the term of office of the second class (“Class II”) to expire at the conclusion of the annual meeting of stockholders one year thereafter and the term of office of the third class (“Class III”) to expire at the conclusion of the annual meeting of stockholders two years thereafter, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election or for such shorter period of time as the Board of Directors may determine, with each director to hold office until his or her term expires and until his or her successor shall have been duly elected and qualified.

The names of the individuals who will serve as the initial directors of the Corporation until their successors are elected and qualify are as follows:

Term to Expire in 2027:

Gail M. Fortes

Steven W. Kenyon

Brian R. LeComte

Eric B. Mack

Term to Expire in 2028:

Maria L. Aguiar

Paul M. Joncas

Mary Louise Nunes

Carl W. Taber

Lawrence R. Walsh

Term to Expire in 2029:

Nicholas M. Christ

Kenneth D. Furtado

Margarita Patricio

Marie Pellegrino

Stockholders shall not be permitted to cumulate their votes in the election of directors. A plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

C.  Vacancies. Any vacancies in the Board of Directors may be filled in the manner provided in the Bylaws of the Corporation.

D.  Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then-outstanding shares of capital stock of the Corporation

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entitled to vote generally in the election of directors (after giving effect to the provisions of Article 5 hereof) voting together as a single class.

E.  Stockholder Proposals and Nominations of Directors. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation. Stockholder proposals to be presented in connection with a special meeting of stockholders shall be presented by the Corporation only to the extent required by Section 2-502 of the MGCL and the Bylaws of the Corporation.

ARTICLE 8. Bylaws. The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation. In addition to any vote of the holders of any class or series of stock of the Corporation required by law or by these Articles, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (after giving effect to the provisions of Article 5 hereof), voting together as a single class, shall be required for the adoption, amendment or repeal of any provisions of the Bylaws of the Corporation by the stockholders.

ARTICLE 9. Evaluation of Certain Offers. The Board of Directors, when evaluating (i) any offer of another Person (as defined below) to (A) make a tender or exchange offer for any equity security of the Corporation, (B) merge or consolidate the Corporation with another corporation or entity, or (C) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation or (ii) any other actual or proposed transaction that would or may involve a change in control of the Corporation (whether by purchases of shares of stock or any other securities of the Corporation in the open market or otherwise, tender offer, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of the assets of the Corporation, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of the Corporation and its stockholders and in making any recommendation to the Corporation’s stockholders, give due consideration to all relevant factors, including, but not limited to: (A) the economic effect, both immediate and long-term, upon the Corporation’s stockholders, including stockholders, if any, who do not participate in the transaction; (B) the social and economic effect on the present and future employees, creditors and customers of, and others dealing with, the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located; (C) whether the proposal is acceptable based on the historical, current or projected future operating results or financial condition of the Corporation; (D) whether a more favorable price could be obtained for the Corporation’s stock or other securities in the future; (E) the reputation and business practices of the other entity to be involved in the transaction and its management and affiliates as they would affect the employees of the Corporation and its subsidiaries; (F) the future value of the stock or any other securities of the Corporation or the other entity to be involved in the proposed transaction; (G) any antitrust or other legal and regulatory issues that are raised by the proposal; (H) the business and historical, current or expected future financial condition or operating results of the other entity to be involved in the

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transaction, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the proposed transaction, and other likely financial obligations of the other entity to be involved in the proposed transaction; and (I) the ability of the Corporation to fulfill its objectives as a financial institution holding company and on the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations. If the Board of Directors determines that any proposed transaction of the type described in clause (i) or (ii) of the immediately preceding sentence should be rejected, it may take any lawful action to defeat such transaction, including, but not limited to, any or all of the following: advising stockholders not to accept the proposal; instituting litigation against the party making the proposal; filing complaints with governmental and regulatory authorities; acquiring the stock or any of the securities of the Corporation; selling or otherwise issuing authorized but unissued stock or other securities or granting options or rights with respect thereto; and obtaining a more favorable offer from another individual or entity. This Article 9 sets forth certain factors that may be considered by the Board of Directors, but does not create any implication concerning the factors that must be considered, or any other factors that may or may not be considered, by the Board of Directors regarding any proposed transaction of the type described in clause (i) or (ii) of the first sentence of this Article 9.

For purposes of this Article 9, a “Person” shall include an individual, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group or entity formed for the purpose of acquiring, holding or disposing of securities.

ARTICLE 10. Indemnification, etc. of Directors and Officers.

A.  Indemnification. The Corporation shall indemnify (1) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the MGCL now or hereafter in force, including the advancement of expenses under the procedures and to the fullest extent permitted by law, and (2) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law; provided, however, that, except as provided in Section B of this Article 10 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B.  Procedure. If a claim under Section A of this Article 10 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit. It shall be a defense to any action for advancement of expenses that the Corporation has not received both (i) an undertaking as required by law to repay such advances if it shall ultimately be determined that the standard of

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conduct has not been met and (ii) a written affirmation by the indemnitee of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard for indemnification set forth in the MGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination before the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 10 or otherwise shall be on the Corporation.

C.  Non-Exclusivity. The rights to indemnification and to the advancement of expenses conferred in this Article 10 shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, these Articles, the Corporation’s Bylaws, any agreement, any vote of stockholders or the Board of Directors, or otherwise.

D.  Insurance. The Corporation may maintain insurance, at its expense, to insure itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such Person against such expense, liability or loss under the MGCL.

E.  Miscellaneous. The Corporation shall not be liable for any payment under this Article 10 in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 10 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

F.  Limitations Imposed by Federal Law. Notwithstanding any other provision set forth in this Article 10, in no event shall any payments made by the Corporation pursuant to this Article 10 exceed the amount permissible under applicable federal law, including, without limitation, Section 18(k) of the Federal Deposit Insurance Act and the regulations promulgated thereunder.

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Any repeal or modification of this Article 10 shall not in any way diminish any rights to indemnification or advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article 10 is in force.

ARTICLE 11. Limitation of Liability. An officer or director of the Corporation, as such, shall not be liable to the Corporation or its stockholders for money damages, except (A) to the extent that it is proved that the Person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (B) to the extent that a judgment or other final adjudication adverse to the Person is entered in a proceeding based on a finding in the proceeding that the Person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (C) to the extent otherwise provided by the MGCL. If the MGCL is amended to further eliminate or limit the personal liability of officers and directors, then the liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the MGCL, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

ARTICLE 12: Selection of Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the MGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the State of Maryland, in all cases subject to the court’s having personal jurisdiction over the indispensible parties named as defendants. The provisions of this Article 12 shall not apply to claims arising under the federal securities laws. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article 12.

ARTICLE 13. Amendment of the Articles of Incorporation. The Corporation reserves the right to amend or repeal any provision contained in these Articles in the manner prescribed by the MGCL, including any amendment altering the terms or contract rights, as expressly set forth in these Articles, of any of the Corporation’s outstanding stock by classification, reclassification or otherwise, and no stockholder approval shall be required if the approval of stockholders is not required for the proposed amendment or repeal by the MGCL, and all rights conferred upon stockholders are granted subject to this reservation.

The Board of Directors, pursuant to a resolution approved by a majority of the Whole Board (rounded up to the nearest whole number), and without action by the stockholders, may amend these Articles to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

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No proposed amendment or repeal of any provision of these Articles shall be submitted to a stockholder vote unless the Board of Directors shall have (1) approved the proposed amendment or repeal, (2) determined that it is advisable, and (3) directed that it be submitted for consideration at either an annual or special meeting of the stockholders pursuant to a resolution approved by the Board of Directors. Any proposed amendment or repeal of any provision of these Articles may be abandoned by the Board of Directors at any time before its effective time upon the adoption of a resolution approved by a majority of the Whole Board (rounded up to the nearest whole number).

The amendment or repeal of any provision of these Articles shall be approved by at least two-thirds (2/3) of all votes entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote on the matter (after giving due effect to the provisions of Article 5 of these Articles), except that the proposed amendment or repeal of any provision of these Articles need only be approved by the vote of a majority of all the votes entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote on the matter (after giving due effect to the provisions of Article 5 of these Articles) if the amendment or repeal of such provision is approved by the Board of Directors pursuant to a resolution approved by at least two-thirds (2/3) of the Whole Board (rounded up to the nearest whole number).

Notwithstanding any other provision of these Articles or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of the Corporation required by law or by these Articles, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (after giving effect to the provisions of Article 5), voting together as a single class, shall be required to amend or repeal this Article 13, Section C, D, E or F of Article 5, Article 7 (other than the removal of the list of initial directors), Article 8, Article 9, Article 10, Article 11 or Article 12.

ARTICLE 14. Name and Address of Incorporator. The name and mailing address of the sole incorporator are as follows:

Edward A. Quint

5335 Wisconsin Ave., N.W., Suite 780

Washington, D.C. 20015

[Signature Page Immediately Follows]

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I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Maryland, do make, file and record these Articles of Incorporation, do certify that the facts herein stated are true, and, accordingly, have hereto set my hand this 8th day of June, 2026.

/s/ Edward A. Quint
Edward A. Quint Incorporator

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Exhibit B

NARRAGANSETT BANCORP, INC.

BYLAWS

ARTICLE I

STOCKHOLDERS

Section 1.   Annual Meeting.

The Corporation shall hold an annual meeting of its stockholders to elect directors and to transact any other business within its powers, at such place, on such date and at such time as the Board of Directors shall fix. Failure to hold an annual meeting does not invalidate the Corporation’s existence or affect any otherwise valid corporate act.

Section 2.   Special Meetings.

Special meetings of stockholders of the Corporation may be called by the President, the Chief Executive Officer or the Chairperson of the Board or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors that the Corporation would have if there were no vacancies on the Board of Directors (hereinafter the “Whole Board”). Special meetings of the stockholders shall be called by the Secretary at the request of stockholders only on the written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting. Such written request shall state the purpose or purposes of the meeting and the matters proposed to be acted upon at the meeting, and shall be delivered at the principal office of the Corporation addressed to the President or the Secretary. The Secretary shall inform the stockholders who make the request of the reasonably estimated cost of preparing and mailing a notice of the meeting and, upon payment of these costs to the Corporation, notify each stockholder entitled to notice of the meeting. The Board of Directors shall have the sole power to fix (i) the record date for determining stockholders entitled to request a special meeting of stockholders and the record date for determining stockholders entitled to notice of and to vote at the special meeting and (ii) the date, time and place of the special meeting and the means of remote communication, if any, by which stockholders and proxy holders may be considered present in person and may vote at the special meeting.

Section 3.   Notice of Meetings; Adjournment or Postponement.

Not less than ten (10) nor more than ninety (90) days before each stockholders’ meeting, the Secretary shall give notice of the meeting in writing or by electronic transmission to each stockholder entitled to vote at the meeting and to each other stockholder entitled to notice of the meeting. The notice shall state the time and place of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and may vote at the meeting, and, if the meeting is a special meeting, or notice of the purpose is required by statute, the purpose of the meeting. Notice is given to a stockholder when it is personally delivered to the stockholder, left at the stockholder’s residence or usual place of business, mailed to the stockholder at the stockholder’s address as it appears on the records of the Corporation, or transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. If the

Corporation has received a request from a stockholder that notice not be sent by electronic transmission, the Corporation may not provide notice to the stockholder by electronic transmission. Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if such person, before or after the meeting, delivers a written waiver or waiver by electronic transmission which is filed with the records of the stockholders’ meetings, or if such person is present at the meeting in person or by proxy.

A meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice to a date not more than one hundred twenty (120) days after the original record date. A meeting may be adjourned by a resolution adopted by a majority of the Whole Board or by the vote of a majority of the stockholders present at the meeting, whether or not a quorum is present at such meeting. At any adjourned meeting, any business may be transacted that might have been transacted at the original meeting.

A meeting of stockholders may be postponed to a date not more than one hundred twenty (120) days after the original record date. A meeting may be postponed by a resolution adopted by a majority of the Whole Board. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten (10) days before such date and otherwise in the manner set forth in this Section 3. At any postponed meeting, any business may be transacted that might have been transacted at the meeting as originally scheduled.

If a meeting shall be adjourned or postponed to a date not more than one hundred twenty (120) days after the original record date, a new record date need not be established, and the original record date may be used for the purpose of determining which stockholders are entitled to notice of, and to vote at, the adjourned or postponed meeting. Any writing authorizing another person to act as proxy at a meeting of stockholders shall remain valid for use at any adjournment or postponement of such meeting unless such proxy is revoked or a later dated proxy is provided by such stockholder.

As used in these Bylaws, the term “electronic transmission” shall have the meaning given to such term by Section 1-101 of the Maryland General Corporation Law (the “MGCL”) or any successor provision.

Section 4.   Quorum.

Unless the Articles of Incorporation provide otherwise, where a separate vote by a class or classes is required, a majority of the shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.

If a quorum shall fail to attend any meeting, the chairperson of the meeting or the holders of a majority of the shares of stock who are present at the meeting, in person or by proxy, may, in accordance with Section 3 of this Article I, adjourn the meeting to another place, date or time.

Section 5.   Organization and Conduct of Business.

The Chairperson of the Board of Directors or the Vice Chairperson of the Board, if any, or in their absence, the Chief Executive Officer, or in his or her absence, the President, or in their

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absence, such other person as may be designated by a majority of the Whole Board, shall call to order any meeting of the stockholders and act as chairperson of the meeting. In the absence of the Secretary, the secretary of the meeting shall be such person as the chairperson of the meeting appoints. The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her to be in order.

Section 6.	Advance Notice Provisions for Business to be Transacted at Annual Meetings and Elections of Directors.

(a)  At any annual meeting of the stockholders, unless otherwise required by law, only such business shall be conducted as shall have been brought before the meeting: (i) as specified in the Corporation’s notice of the meeting; (ii) by or at the direction of the Board of Directors; or (iii) by any stockholder of the Corporation who (1) is a stockholder of record on the date such stockholder gives the notice provided for in this Section 6(a) and on the record date for the determination of stockholders entitled to vote at such annual meeting, and (2) complies with the notice procedures set forth in this Section 6(a). For business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of the immediately preceding sentence, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must otherwise be a proper matter for action by stockholders.

To be timely, a stockholder’s notice must be delivered or mailed to and received by the Secretary at the principal executive office of the Corporation not less than ninety (90) days nor more than one hundred (100) days before the anniversary of the prior year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days before the anniversary of the prior year’s annual meeting of stockholders, such written notice shall be timely only if delivered or mailed to and received by the Secretary of the Corporation at the principal executive office of the Corporation no earlier than the day on which public disclosure of the date of such annual meeting is first made and not later than the 10th day following the earlier of the day notice of the meeting was mailed to stockholders or such public disclosure was made.

The advance notice periods provided in this Section 6(a), once established by the initial notice or public disclosure of a date for the annual meeting of stockholders, shall remain in effect regardless of whether a subsequent notice or public disclosure shall provide that the meeting shall have been adjourned or that the date of the meeting shall have been postponed or otherwise changed from the date provided in the initial notice or public disclosure.

A stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material

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interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

Notwithstanding anything in these Bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 6(a). The chairperson of the meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 6(a) and, if he or she should so determine, he or she shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting pursuant to the Corporation’s notice of the meeting.

(b)  Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders at which directors are to be elected only: (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who (1) is a stockholder of record on the date such stockholder gives the notice provided for in this Section 6(b) and on the record date for the determination of stockholders entitled to vote at such meeting and (2) complies with the notice procedures set forth in this Section 6(b) and the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation.

To be timely, a stockholder’s notice must be delivered or mailed to and received by the Secretary at the principal executive office of the Corporation not less than ninety (90) days nor more than one hundred (100) days before the anniversary of the prior year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days before the anniversary of the prior year’s annual meeting of stockholders, such written notice shall be timely only if delivered or mailed to and received by the Secretary of the Corporation at the principal executive office of the Corporation no earlier than the day on which public disclosure of the date of such annual meeting is first made and not later than the tenth (10th) day following the earlier of the day notice of the meeting was mailed to stockholders or such public disclosure was made.

The advance notice periods provided in this Section 6(b), once established by the initial notice or public disclosure of a date for the annual meeting of stockholders, shall remain in effect regardless of whether a subsequent notice or public disclosure shall provide that the meeting shall have been adjourned or that the date of the meeting shall have been postponed or otherwise changed from the date provided in the initial notice or public disclosure.

A stockholder’s notice must be in writing and set forth (i) as to each person whom the stockholder proposes to nominate for election as a director, (a) all information relating to such person that would indicate such person’s qualification to serve on the Board of Directors of the

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Corporation; (b) an affidavit that such person would not be disqualified under the provisions of Article II, Section 12 of these Bylaws; (c) such information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, or any successor rule or regulation; and (d) a written consent of each proposed nominee to be named as a nominee, including in proxy materials relating to the meeting to nominate the nominee(s), and to serve as a director if elected; and (ii) as to the stockholder giving the notice: (a) the name and address of such stockholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the nomination is made; (b) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and such beneficial owner; (c) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (d) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; (e) whether such stockholder intends to solicit proxies in support of director nominees other than the Corporation’s nominees in accordance with the Exchange Act and the rules and regulations promulgated thereunder; and (f) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor rule or regulation. Upon request by the Corporation, if a stockholder provides notice of its intent to solicit proxies in support of director nominees other than the Corporation’s nominees in accordance with the Exchange Act and the rules and regulations promulgated thereunder, the stockholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting of stockholders, reasonable evidence that it has met the requirements of the Exchange Act and the rules and regulations promulgated thereunder. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this Section 6(b). The chairperson of the meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with such provisions and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded. Furthermore, unless otherwise required by law, if any stockholder (i) provides notice pursuant to Rule 14a-19(b) under the Exchange Act and (ii) subsequently fails to comply with any requirements of Rule 14a-19 under the Exchange Act or any other rules or regulations thereunder, then the Corporation shall disregard any proxies or votes solicited for such nominees and such nomination shall be disregarded.

(c)  For purposes of subsections (a) and (b) of this Section 6, the term “public disclosure” shall mean disclosure (i) in a press release issued through a nationally-recognized news service, (ii) in a document publicly filed or furnished by the Corporation with the United States Securities and Exchange Commission or (iii) on a website maintained by the Corporation. The timely notice requirements provided in subsections (a) and (b) of this Section 6 shall apply to all stockholder nominations for election as a director and all stockholder proposals for business to be conducted at an annual meeting regardless of whether such proposal is submitted for inclusion in the Corporation’s proxy materials pursuant to Rule 14a-8 of Regulation 14A under the Exchange Act or whether such nomination is submitted for inclusion in the Corporation’s proxy materials pursuant to Rule 14a-19 of Regulation 14A under the Exchange Act.

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Section 7.  Proxies and Voting.

Unless the Articles of Incorporation provide for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of capital stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders; however, a share is not entitled to be voted if any installment payable on it is overdue and unpaid. In all elections for directors, directors shall be determined by a plurality of the votes cast, and except as otherwise required by law or as provided in the Articles of Incorporation, all other matters voted on by stockholders shall be determined by a majority of the votes cast on the matter.

A stockholder may vote the capital stock the stockholder owns of record either in person or by proxy. A stockholder may sign a writing authorizing another person to act as proxy. Signing may be accomplished by the stockholder or the stockholder’s authorized agent signing the writing or causing the stockholder’s signature to be affixed to the writing by any reasonable means, including facsimile signature. A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, an authorization for the person to act as the proxy to the person authorized to act as proxy or to any other person authorized to receive the proxy authorization on behalf of the person authorized to act as the proxy, including a proxy solicitation firm or proxy support service organization. The authorization may be transmitted by a telegram, cablegram, datagram, electronic mail or any other electronic or telephonic means. Unless a proxy provides otherwise, a proxy is not valid more than 11 months after its date. A proxy is revocable by a stockholder at any time without condition or qualification unless the proxy states that it is irrevocable and the proxy is coupled with an interest. A proxy may be made irrevocable for as long as it is coupled with an interest. The interest with which a proxy may be coupled includes an interest in the capital stock to be voted under the proxy or another general interest in the Corporation or its assets or liabilities.

Section 8.  Conduct of Voting

The Board of Directors shall, in advance of any meeting of stockholders, appoint one or more persons as inspectors of election, to act at the meeting or any adjournment thereof and make a written report thereof, in accordance with applicable law. If one or more inspectors are not so elected, the chairperson of the meeting shall make such appointment at the meeting of stockholders. At all meetings of stockholders, the proxies and ballots shall be received, and all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided or determined by the inspector of election. All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his or her proxy or the chairperson of the meeting, a written vote shall be taken. Every written vote shall be taken by ballot, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. No candidate for election as a director at a meeting shall serve as an inspector at such meeting.

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Section 9.  Control Share Acquisition Act.

Notwithstanding any other provision of the Articles of Incorporation or these Bylaws, Title 3, Subtitle 7 of the MGCL (or any successor statute) shall not apply to any acquisition by any person of shares of capital stock of the Corporation. This Section 9 may be repealed by a majority of the Whole Board, in whole or in part, at any time, whether before or after an acquisition of Control Shares (as defined in Section 3-701(d) of the MGCL, or any successor provision) and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent Control Share Acquisition (as defined in Section 3-701(d) of the MGCL, or any successor provision).

ARTICLE II

BOARD OF DIRECTORS

Section 1.  General Powers, Number and Term of Office.

The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation shall, by virtue of the Corporation’s election made hereby to be governed by Section 3-804(b) of the MGCL, be fixed from time to time exclusively by vote of the Board of Directors; provided, however, that such number shall never be less than the minimum number of directors required by the MGCL now or hereafter in force. The Board of Directors shall annually elect a Chairperson of the Board from among its members and shall designate the Chairperson of the Board or his or her designee to preside at its meetings. The Board of Directors may also annually elect a Vice Chairperson. In the absence of the Chairperson of the Board, the Vice Chairperson of the Board shall preside at the meetings of the Board of Directors. In the absence of the Vice Chairperson of the Board, the Chief Executive Officer shall preside at the meetings of the Board of Directors. In the absence of the Chief Executive Officer, the President shall preside at the meetings of the Board of Directors, and in his or her absence such other person as may be designated by a majority of the Whole Board shall preside at the meetings of the Board of Directors.

The directors, other than those who may be elected by the holders of any series of preferred stock of the Corporation, shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the first annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the annual meeting of stockholders two years thereafter, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the first annual meeting, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election or for such shorter period of time as the Board of Directors may determine, with each director to hold office until his or her successor shall have been duly elected and qualified.

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Section 2.  Vacancies and Newly Created Directorships.

By virtue of the Corporation’s election made hereby to be subject to Section 3-804(c) of the MGCL, any vacancies in the Board of Directors resulting from an increase in the size of the Board of Directors or the death, resignation or removal of a director may be filled only by the affirmative vote of two-thirds (2/3) of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 3.  Regular Meetings.

Regular meetings of the Board of Directors shall be held at such place or places or by means of remote communication, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required. Any regular meeting of the Board of Directors may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

Section 4.  Special Meetings.

Special meetings of the Board of Directors may be called by one-third (1/3) of the directors then in office (rounded up to the nearest whole number), by the Chairperson of the Board, by the Vice Chairperson of the Board or by the Chief Executive Officer, and shall be held at such place or by means of remote communication, on such date, and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given to each director who has not waived notice by mailing and post-marking written notice not less than five (5) days before the meeting, or by facsimile or other electronic transmission of the same not less than twenty-four (24) hours before the meeting. Any director may waive notice of any special meeting, either before or after such meeting, by delivering a written waiver or a waiver by electronic transmission that is filed with the records of the meeting. Attendance of a director at a special meeting shall constitute a waiver of notice of such meeting, except where the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted nor the purpose of any special meeting of the Board of Directors need be specified in the notice of such meeting. Any special meeting of the Board of Directors may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

Section 5.  Quorum.

At any meeting of the Board of Directors, a majority of the Whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

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Section 6.  Participation in Meetings By Conference Telephone or by Other Electronic Communications Equipment.

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of a conference telephone or by means of other electronic communications equipment if all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at such meeting.

Section 7.  Conduct of Business.

At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided in these Bylaws or the Articles of Incorporation or required by law. Action may be taken by the Board of Directors without a meeting if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each member of the Board of Directors and filed in paper or electronic form with the minutes of proceedings of the Board of Directors.

Section 8.  Powers.

All powers of the Corporation may be exercised by or under the authority of the Board of Directors except as provided by the Articles of Incorporation. Consistent with the foregoing, the Board of Directors shall have, among other powers, the unqualified power:

(i)	To declare dividends from time to time in accordance with law;

(ii)	To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

(iii)

To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

(iv)	To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

(v)	To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

(vi)

To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

(vii)	To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and

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(viii)	To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation’s business and affairs.

Section 9.  Compensation of Directors.

Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

Section 10.  Resignation.

Any director may resign at any time by giving written notice of such resignation to the Chairperson, the President or the Secretary at the principal office of the Corporation. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof.

Section 11.  Presumption of Assent.

A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to such action unless such director announces his or her dissent at the meeting and (a) such director’s dissent is entered in the minutes of the meeting, (b) such director files his or her written dissent to such action with the secretary of the meeting before the adjournment thereof, or (c) such director forwards his or her written dissent within twenty-four (24) hours after the meeting is adjourned, by certified mail, return receipt requested, bearing a postmark from the United States Postal Service, to the secretary of the meeting or the Secretary of the Corporation. Such right to dissent shall not apply to a director who voted in favor of such action or failed to make his or her dissent known at the meeting.

Section 12.  Director Qualifications.

(a) No person shall be eligible for election or appointment to the Board of Directors: (i) if a financial or securities regulatory agency has, within the past ten years, issued a cease and desist, consent or other formal order, other than a civil money penalty, against such person, which order is subject to public disclosure by such agency; (ii) if such person has been convicted of a crime involving dishonesty or breach of trust which is punishable by imprisonment for a term exceeding one year under state or federal law; (iii) if such person is currently charged in any information, indictment, or other complaint with the commission of or participation in such a crime; or (iv) other than the persons appointed as initial directors in connection with the formation of the Corporation and other than persons who are also executive officers of the Corporation or of the Corporation’s banking subsidiary, BayCoast Bank, if such person did not, at the time of his or her first election or appointment to the Board of Directors, maintain his or her principal residence (as determined by reference to such person’s most recent tax returns, copies of which shall be provided to the Corporation for the sole purpose of determining compliance with this clause (iv)) in the Commonwealth of Massachusetts or in a county where BayCoast Bank maintains a banking office for a period of at least one (1) year before the date of his or her purported nomination, election or appointment to the Board of Directors. No person may serve on the Board of Directors if such person is: (w) at the same time, a director, officer, employee or 10% or more stockholder of a bank, savings institution, credit union, mortgage

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banking company, consumer loan company or similar organization, other than a subsidiary of the Corporation, that engages in financial services related business activities or solicits customers, whether through a physical presence or electronically, in the same market area as the Corporation or any of its subsidiaries; (x) does not agree in writing to comply with all of the Corporation’s policies applicable to directors including but not limited to its confidentiality policy and confirm in writing his or her qualifications hereunder; (y) is a party to any agreement, understanding or arrangement with a party other than the Corporation or a subsidiary that (1) provides him or her with material benefits which are tied to or contingent on the Corporation entering into a merger, sale of control or similar transaction in which it is not the surviving institution, (2) materially limits his or her voting discretion as a member of the Board of Directors of the Corporation, or (3) materially impairs his or her ability to discharge his or her fiduciary duties with respect to the fundamental strategic direction of the Corporation; or (z) has lost more than one election for service as a director of the Corporation.

(b)  The Board of Directors shall have the power to construe and apply the provisions of this Section 12 and to make all determinations necessary or desirable to implement such provisions.

Section	13. Attendance at Board Meetings.

The Board of Directors shall have the right to remove any director from the board upon a director’s unexcused absence from (i) three consecutive regularly scheduled meetings of the Board of Directors, or (ii) three regularly scheduled meetings of the Board of Directors in any fiscal year of the Corporation.

ARTICLE III

COMMITTEES

Section	1. Committees of the Board of Directors.

(a)  General Provisions. The Board of Directors may appoint from among its members an audit committee, a compensation committee, a nominating and corporate governance committee, and such other committees as the Board of Directors deems necessary or desirable. The Board of Directors may delegate to any committee so appointed any of the powers and authorities of the Board of Directors to the fullest extent permitted by the MGCL and any other applicable law.

(b)  Composition. Each committee shall be composed of one or more directors or any other number of members specified in these Bylaws or required by applicable regulations or stock exchange rules. The Chairperson of the Board may recommend committees, committee memberships, and committee chairs to the Board of Directors. The Board of Directors shall have the power at any time to appoint the chairperson and the members of any committee, change the membership of any committee, to fill all vacancies on committees, to designate alternate members to replace or act in the place of any absent or disqualified member of a committee, or to dissolve any committee. A member of a committee may resign from that committee at any time by giving written notice of such resignation to the Chairperson of the Board. Unless otherwise specified therein, such resignation from the committee shall take effect upon receipt thereof.

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(c)  Issuance of Capital Stock. If the Board of Directors has given general authorization for the issuance of capital stock providing for or establishing a method or procedure for determining the maximum number of shares to be issued, a committee of the Board of Directors, in accordance with that general authorization or any stock option or other plan or program adopted by the Board of Directors, may authorize or fix the terms of stock subject to classification or reclassification and the terms on which any capital stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors. Any committee so designated may exercise the power and authority of the Board of Directors if the resolution that designated the committee or a supplemental resolution of the Board of Directors shall so provide.

Section	2. Conduct of Business.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third (1/3) of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each member of the committee and filed in paper or electronic form with the minutes of the proceedings of such committee. The members of any committee may conduct any meeting thereof by conference telephone or other communications equipment in accordance with the provisions of Section 6 of Article II.

ARTICLE IV

OFFICERS

Section	1. Generally.

(a)  The Board of Directors as soon as may be practicable after the annual meeting of stockholders shall choose a Chairperson of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and a Chief Financial Officer/Treasurer and from time to time may choose such other officers as it may deem proper. Any number of offices may be held by the same person, except that no person may concurrently serve as both President and Vice President of the Corporation.

(b)  The term of office of all officers shall be until the next annual election of officers and until their respective successors are chosen, but any officer may be removed from office at any time by the affirmative vote of a majority of the Whole Board.

(c)  All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.

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Section	2. Chairperson of the Board of Directors.

The Chairperson of the Board of Directors of the Corporation shall perform all duties and have all powers which are commonly incident to the office of Chairperson of the Board or which are delegated to him or her by the Board of Directors. He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation that are authorized.

Section	3. Vice Chairperson of the Board of Directors.

If appointed, the Vice Chairperson of the Board of Directors of the Corporation shall perform all duties and have all powers which are commonly incident to the office of Chairperson of the Board, with such duties to be performed and powers to be held in the absence of the Chairperson of the Board, or which are delegated to him or her by the Board of Directors.

Section	4. Chief Executive Officer.

The Chief Executive Officer, subject to the control of the Board of Directors, shall serve in general executive capacity and have general power over the management and oversight of the administration and operation of the Corporation’s business and general supervisory power and authority over its policies and affairs. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect.

Section	5. President.

The President shall perform the duties of the Chief Executive Officer in the Chief Executive Officer’s absence or during his or her disability to act. In addition, the President shall perform the duties and exercise the powers usually incident to their respective office and/or such other duties and powers as may be properly assigned to the President from time to time by the Board of Directors, the Chairperson of the Board or the Chief Executive Officer.

Section	6. Vice President.

The Vice President or Vice Presidents (including Executive Vice Presidents or other levels of Vice President designated by the Board of Directors), if any, shall perform the duties of the Chief Executive Officer in the absence of both the Chief Executive Officer and the President, or during their disability to act. In addition, the Vice Presidents shall perform the duties and exercise the powers usually incident to their respective office and/or such other duties and powers as may be properly assigned to the Vice Presidents from time to time by the Board of Directors, the Chairperson of the Board or the Chief Executive Officer.

Section	7. Secretary.

The Secretary or an Assistant Secretary shall issue notices of meetings, shall keep the minutes of meetings, shall have charge of the seal and the corporate books, shall perform such other duties and exercise such other powers as are usually incident to such offices and/or such other duties and powers as are properly assigned thereto by the Board of Directors, the Chairperson of the Board or the Chief Executive Officer.

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Section	8. Chief Financial Officer/Treasurer.

The Chief Financial Officer/Treasurer shall have charge of all monies and securities of the Corporation, other than monies and securities of any division of the Corporation that has a treasurer or financial officer appointed by the Board of Directors, and shall keep regular books of account. The funds of the Corporation shall be deposited in the name of the Corporation by the Chief Financial Officer/Treasurer with such banks or trust companies or other entities as the Board of Directors from time to time shall designate. The Chief Financial Officer/Treasurer shall sign or countersign such instruments as require his or her signature, shall perform all such duties and have all such powers as are usually incident to such office and/or such other duties and powers as are properly assigned to him or her by the Board of Directors, the Chairperson of the Board or the Chief Executive Officer, and may be required to give bond for the faithful performance of his or her duties in such sum and with such surety as may be required by the Board of Directors.

Section	9. Other Officers.

The Board of Directors may designate and fill such other offices in its discretion and the persons holding such other offices shall have such powers and shall perform such duties as the Board of Directors or Chief Executive Officer may from time to time assign.

Section	10. Action with Respect to Securities of Other Corporations.

Securities of other corporations or associations, registered in the name of the Corporation, may be voted by the Chief Executive Officer, the President, a Vice President, or a proxy appointed by either of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

ARTICLE V

STOCK

Section	1. Certificates of Stock.

The Board of Directors may determine to issue certificated or uncertificated shares of capital stock and other securities of the Corporation. For certificated stock, each stockholder is entitled to certificates which represent and certify the shares of stock the stockholder holds in the Corporation. Each stock certificate shall include on its face the name of the Corporation, the name of the stockholder or other person to whom it is issued, and the class of stock and number of shares it represents. It shall also include on its face or back (a) a statement of any restrictions on transferability and a statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of preferred stock which the Corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series of preferred stock or (b) a statement which provides in substance that the Corporation will furnish a full statement of such information to any stockholder on request and without charge.

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Such request may be made to the Secretary or to the Corporation’s transfer agent. Upon the issuance of uncertificated shares of capital stock, the Corporation shall send the stockholder a written statement of the same information required above with respect to stock certificates. Each stock certificate shall be in such form, not inconsistent with law or with the Articles of Incorporation, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors. Each stock certificate shall be signed by the Chairperson of the Board, the President, or a Vice-President, and countersigned by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer. Each certificate may be sealed with the actual corporate seal or a facsimile of it or in any other form and the signatures may be either manual or facsimile signatures. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. A certificate may not be issued until the stock represented by it is fully paid.

Section	2. Transfers of Stock.

Transfers of capital stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the capital stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

Section	3. Record Dates or Closing of Transfer Books.

The Board of Directors may, and shall have the power to, set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to notice of a meeting, vote at a meeting, receive a dividend, or be allotted other rights. The record date may not be before the close of business on the day the record date is fixed nor, subject to Section 3 of Article I of these Bylaws, more than ninety (90) days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than twenty (20) days; and, in the case of a meeting of stockholders, the record date or the closing of the transfer books shall be at least ten (10) days before the date of the meeting. Any shares of the Corporation’s own stock acquired by the Corporation between the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders and the time of the meeting may be voted at the meeting by the holder of record as of the record date and shall be counted in determining the total number of outstanding shares entitled to be voted at the meeting.

Section	4. Lost, Stolen or Destroyed Certificates.

The Board of Directors of the Corporation may determine the conditions for issuing a new stock certificate in place of one which is alleged to have been lost, stolen, or destroyed, or the Board of Directors may delegate such power to any officer or officers of the Corporation or to the transfer agent designated to transfer shares of the stock of the Corporation. In their discretion, the Board of Directors or such officer or officers may require the owner of the certificate to give a bond, with sufficient surety, to indemnify the Corporation against any loss or claim arising as a result of the issuance of a new certificate. In their discretion, the Board of

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Directors or such officer or officers may refuse to issue such new certificate without the order of a court having jurisdiction over the matter.

Section	5. Stock Ledger.

The Corporation shall maintain a stock ledger which contains the name and address of each stockholder and the number of shares of stock of each class which the stockholder holds. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock or, if none, at the principal executive office of the Corporation.

Section	6. Regulations.

The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VI

MISCELLANEOUS

Section	1. Facsimile Signatures.

In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section	2. Corporate Seal.

The Board of Directors may provide a suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. If the Corporation is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule, or regulation relating to a corporate seal to place the word “(seal)” adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

Section	3. Books and Records.

The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any committee when exercising any of the powers of the Board of Directors. The books and records of the Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of these Bylaws shall be kept at the principal office of the Corporation.

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Section	4. Reliance Upon Books, Reports and Records.

Each director, each member of any committee designated by the Board of Directors, and each officer and agent of the Corporation shall, in the performance of his or her duties, in addition to any protections conferred upon him or her by law, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director, committee member, officer or agent reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section	5. Fiscal Year.

The fiscal year of the Corporation shall commence on the first day of January and end on the last day of December in each year.

Section	6. Time Periods.

In applying any provision of these Bylaws that requires that an act be done or not be done a specified number of days before an event or that an act be done during a period of a specified number of days before an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

Section	7. Checks, Drafts, Etc.

All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall be signed by any officer, employee or agent of the Corporation that is authorized by the Board of Directors.

Section	8. Mail.

Any notice or other document that is required by these Bylaws to be mailed shall be deposited in the United States mail, postage prepaid.

Section	9. Contracts and Agreements.

To the extent permitted by applicable law, and except as otherwise prescribed by the Articles of Incorporation or these Bylaws, the Board of Directors may authorize any officer, employee or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.

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ARTICLE VII

AMENDMENTS

These Bylaws may be adopted, amended or repealed as provided in the Articles of Incorporation.

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